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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SM Energy Company
(Name of Registrant as Specified In Its Charter)

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Proxy Statement and Notice of
2019 Annual Meeting of Stockholders

May 29, 2019 Denver, Colorado

Dear SM Energy Stockholder,

              On behalf of the Board of Directors, I thank you for your continued support of SM Energy and I am pleased to invite you to attend SM Energy's 2019 Annual Meeting of Stockholders. We appreciate the opportunity to update you on our Board's corporate governance philosophy and practices, as well as the other items discussed in our Proxy Statement.

Overseeing SM Energy's Strategic Transformation

              Our Board is committed to providing effective oversight of the Company's strategic plan and working with management to execute our plan. Facing a difficult commodity price environment, starting in 2016 our Board and management team worked closely together to initiate and execute a multi-year strategic transformation of our business. Our primary focus has been on transitioning our asset portfolio through the strategic acquisition of top tier assets and divestiture of non-core assets. This shift has allowed us to generate strong margin expansion and de-lever our balance sheet. While our industry remains in a challenging commodity price environment and our stock price performance in 2018 was not positive, we believe that our transformed asset portfolio and focus on capital efficiency position us for long-term value growth in 2019 and beyond.

Responding to Investor Feedback

              Our Board is committed to maintaining an open and continuous dialogue with our stockholders. This past year, we initiated an expanded stockholder engagement effort to solicit input, answer questions and ensure that the Board has the information required to understand and address stockholder concerns. We contacted stockholders owning approximately 75% of our outstanding shares and met with stockholders owning approximately 22% of our outstanding shares, as well as two proxy advisory firms.

              Our Board welcomed the diversity of viewpoints and candid feedback shared by our stockholders. We were disappointed in the level of investor support for our 2018 advisory vote on executive compensation, and appreciate the constructive dialogue regarding the context of our recent compensation decisions, including the Compensation Committee's exercise of negative discretion to more closely align our executive compensation with market conditions, Company performance and our investors' experience. We have continued to refine our short and long-term incentive programs based on discussions with our stockholders, our Compensation Committee's independent compensation consultants and management to establish appropriate incentives and more closely align our executive compensation program with our investors' experience.

              In addition to compensation matters, our stockholders were interested in discussing the Company's risk oversight processes and approach to sustainability matters, and how our Board composition and refreshment focus aligns with our long-term strategic goals. The rich dialogue with our stockholders was shared with the entire Board and used as an important reference point for discussion and decision-making on those and other topics.

Commitment to Sustainable Business Practices

              Our Board plays an active role in overseeing our corporate stewardship efforts, including community engagement, environmental, health and safety performance, and responsible development of the key resources that drive our business. This year we will publish our second annual corporate responsibility report in which we discuss our philosophy and approach to creating stockholder value, operating our assets responsibly, and protecting the environment and the health and safety of our employees, contractors and neighbors.

Board Composition and Refreshment

              The members of our Board of Directors are your elected representatives and we seek to represent your long-term interests. We have directors who bring a diverse range of independence, fresh perspectives, institutional knowledge and industry and other expertise to our Board. This year's Board nominees reflect the diligent work of our Nominating and Corporate Governance Committee. We would like to take this opportunity to welcome Carla Bailo, who brings technical and executive leadership insights and a distinct perspective on the future of transportation fuels to the Board. As the addition of Ms. Bailo reflects, the Board believes its refreshment is important. Reflecting the Board's focus on refreshment and self-evaluation, we recently adopted revisions to our Corporate Governance Guidelines that require heightened analysis of the nomination of directors who have reached the age of 72, and generally require the retirement of a director who has reached the age of 75.

We Ask for your Support

              We value your input and take seriously the trust that you have placed in us through your continued investment in SM Energy. Your vote is important to us. We ask for your continued support as we work together to deliver long-term, sustainable, and capital efficient growth in value for all stockholders.

Sincerely,

William D. Sullivan
Chairman of the Board

1775 Sherman Street, Suite 1200
Denver, Colorado 80203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
WEDNESDAY, MAY 29, 2019

To All Stockholders:

              The 2019 Annual Meeting of Stockholders of SM Energy Company (the "Annual Meeting") is to be held in the J.D. Hershner Room of Wells Fargo Bank, located at 1700 Lincoln Street, Denver, Colorado 80203, on Wednesday, May 29, 2019, at 3:30 p.m. local time. The purposes of the Annual Meeting are to:

  1.
  elect nine individuals to our Board of Directors, to serve until the next annual meeting of our stockholders;

  2.
  hold an advisory vote to approve the compensation of our named executive officers;

  3.
  ratify the appointment by our Audit Committee of Ernst & Young LLP, as our independent registered public accounting firm for 2019; and

  4.
  transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

              Only stockholders of record at the close of business on April 8, 2019, may vote at the Annual Meeting.

              Only stockholders of record, holders of our shares of common stock in street name and our guests will be permitted to attend the 2019 Annual Meeting. If you are a stockholder of record, you will need to bring with you to the Annual Meeting either the Notice of Internet Availability of Proxy Materials or any proxy card that is sent to you. Otherwise, you will be admitted only upon other verification of record ownership at the site. If you own shares held in street name, you will need to bring the Notice of Internet Availability of Proxy Materials, any voting instruction form that is sent to you, or a brokerage statement or a letter from your bank, broker, or other record holder indicating that you beneficially owned shares of our common stock on April 8, 2019. We can use that to verify your beneficial ownership of our common stock and admit you to the Annual Meeting. If you intend to vote at the Annual Meeting, you also will need to bring a legal proxy from your bank, broker, or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name.

              Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or the proxy card or, if the attached Proxy Statement and a proxy card were mailed to you, please complete, sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

Denver, Colorado
April 15, 2019

              IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 29, 2019

The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2019 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2018, are available at http://www.viewproxy.com/sm-energy/2019/.

OVERVIEW

SM ENERGY COMPANY 2019 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 29, 2019 3:30 P.M. MT	J.D. Hershner Room Wells Fargo Bank 1700 Lincoln Street Denver, CO 80203

Background

              This Proxy Statement contains information about the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of SM Energy Company. Our Board of Directors ("Board") is using this Proxy Statement to solicit proxies for use at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. In this Proxy Statement, the terms "we," "us," and "our" refer to SM Energy Company and its subsidiaries.

              The proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 ("2018 Annual Report"), are being distributed and made available on or about April 15, 2019, to all stockholders of record as of the close of business on April 8, 2019. In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the "SEC"), we are furnishing our proxy materials to many beneficial owners of our stock via the Internet. A Notice of Internet Availability of Proxy Materials (the "Notice") will be mailed by intermediaries on or about April 15, 2019, to beneficial owners of our common stock. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice or may request that we send them a printed set of the proxy materials by following the instructions in the Notice. The Notice will also provide instructions on how to vote your shares.

How to Vote

Vote online per the instructions on your proxy card or voting instruction card.	Vote by phone by calling the applicable phone number on your proxy card or voting instruction card.	If you have received a printed version of these proxy materials, you may vote by signing, dating, and returning your proxy card by mail.

              You may also attend the Annual Meeting and vote in person. We strongly encourage you to vote. For more information about voting your shares, see "Voting and Other Matters" on page 70 of this Proxy Statement.

Purposes of the Annual Meeting

              Our stockholders will be asked to vote on the following matters at the Annual Meeting:

	Management Proposals	Voting Recommendation

1.	Election of the nine directors named in this Proxy Statement, each to serve until the next annual meeting of stockholders.	FOR EACH DIRECTOR NOMINEE
2.	Advisory vote to approve executive compensation of our named executive officers.	FOR
3.	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2019.	FOR
4.	Such other business that may properly come before the Annual Meeting.	TO BE DETERMINED

PROXY STATEMENT SUMMARY

Business Strategy Execution

              During the second year of our three-year portfolio transformation, we continued the coring-up of our portfolio to focus on our two high-return assets, reduced long-term debt, divested non-core assets, generated a significant increase in our operating margin, enhanced stockholder value through proved reserve additions, and set the foundation for long-term, sustainable and capital efficient growth in 2019 and beyond. We expect to continue our upward trajectory for production and cash flows while targeting free cash flow generation in the second half of 2019.

2018 Operational and Financial Highlights

(1) 2018 compared to 2017
(2) Based on retained assets

Highly Skilled and Experienced Board of Directors

              Our active, engaged and diverse Board is focused on ethical behavior and adherence to our core values. We continue to separate the roles of our Chairman of the Board and our Chief Executive Officer, and our Board remains focused on oversight of risk management, cybersecurity, and environmental, social and governance matters. Our non-management directors are independent and appropriately tenured to provide an effective balance of fresh perspectives and experience.

* As of December 31, 2018. For purposes of this chart, a full year of credit is given for the year in which the respective directors are appointed.

Executive Compensation – Pay for Performance

We continued our commitment to pay-for-performance. In 2018, the Compensation Committee adopted a change to our LTIP design that replaces the absolute TSR component of PSU payout with a measurement of cash flow growth per debt adjusted share relative to our peer group. Our Compensation Committee believes that this modified design, which combines relative TSR with a cash flow growth per debt adjusted share metric, incentivizes our continuing efforts to generate high returns on capital invested and appropriately aligns our executive compensation results with stockholder returns.

Stockholder Engagement

              Our Board is committed to maintaining an open dialogue with our stockholders to receive ongoing feedback on our business strategy, governance practices, executive compensation program, commitment to sustainability and other matters of importance to our stockholders. As part of this commitment, our Board and management team initiated an expanded stockholder engagement effort in 2018 focused on governance issues to solicit input, answer questions and ensure that the Board has the information required to understand and address stockholder concerns. In 2018, the Chairman of our Board, Mr. Sullivan, along with our CEO, Mr. Ottoson, and other members of our management team met with stockholders owning approximately 22% of our outstanding shares, as well as two proxy advisory firms. We originally contacted stockholders owning approximately 75% of our outstanding shares seeking to engage, many of whom expressed their satisfaction with our strategy, governance and executive compensation practices and that they had no need to meet with our team at the time.

Commitment to Core Values and Corporate Responsibility: The SM Energy Culture

              We are committed to honoring our core values, including conducting our business with ethics and integrity and in compliance with applicable laws and regulations.

              Our corporate responsibility report, which is available on our website at www.sm-energy.com, describes our philosophy and approach to creating stockholder value and operating our assets responsibly, while striving to protect the environment and the health and safety of our employees, contractors and neighbors, all consistent with these core values. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

CORPORATE GOVERNANCE

General

              We are committed to sound corporate governance principles. To evidence this commitment, the Board has adopted charters for its committees, Corporate Governance Guidelines, a Financial Code of Ethics (the "Financial Code") and a Code of Business Conduct and Conflict of Interest Policy (the "Code of Conduct"). These documents provide the framework for our corporate governance and serve to promote the high ethical standards expected by our stockholders. A complete copy of these documents is available on our website or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary. Our Board regularly reviews corporate governance developments and modifies our governance policies and documents as appropriate.

              The Financial Code, which applies to our principal executive officer, principal financial officer and principal accounting officer and controller, as well as persons performing similar functions and other officers and employees identified by our Chief Financial Officer, requires that any exception to or waiver for any person subject to the Financial Code be made only by the Audit Committee of the Board and disclosed as required by law, SEC rules and regulations, and New York Stock Exchange

("NYSE") rules. Material changes to, or waivers from, the Financial Code for any person subject to the Financial Code will be disclosed on our website at www.sm-energy.com within two business days after such change or waiver. To date, the Audit Committee has not granted any waiver of the Financial Code.

Board and Committee Independence

              Our Board is comprised of a majority of independent directors. Four directors, Ms. Bailo, Mr. Ottoson, Mr. Peru, and Ms. Robeson, joined the Board in the last five years. The Board has determined that Ms. Bailo, Mr. Bickle, Mr. Brand, Mr. Leiker, Mr. Peru, Mr. Quintana, Ms. Robeson, and Mr. Sullivan are independent and do not have any material relationship with us other than as a director and stockholder. In reviewing and making its determination as to the independence of its members, our Board considered past employment, remuneration, and any other relationship with us, as well as the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE's Listed Company Manual.

              The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the "NCG Committee") of our Board are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.

Board Leadership Structure

              Since February 2007, our leadership structure has reflected our Board's decision to separate the roles of Chief Executive Officer (sometimes referred to herein as "CEO") and Chairman of the Board. Mr. Sullivan, an independent director serving on our Board since 2004, who has other public company board experience and over 39 years of experience working with oil and gas exploration and production companies, including as an executive officer, serves as our Chairman of the Board. Javan D. Ottoson serves as our Chief Executive Officer.

              Our Board believes that, at this time, this leadership structure is optimal for us and our stockholders. The Chairman of the Board is responsible for providing leadership to the Board, facilitating communications among the directors, setting the Board meeting agenda in consultation with our Chief Executive Officer, presiding at meetings and executive sessions of our Board and Executive Committee meetings, and serving as a liaison between our management and directors, while allowing our Chief Executive Officer to focus on leading the Company.

              Our Corporate Governance Guidelines allow our Board to choose whether to keep the roles of CEO and Chairman of the Board separate or whether to permit one person to serve in both capacities. Our NCG Committee annually evaluates our leadership structure and makes recommendations to our Board. While recognizing that different board leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the NCG Committee, our Board has determined that our current leadership structure is preferable and in the best interests of our stockholders.

              As of the filing date of this Proxy Statement, our Board has eight independent members, plus one non-independent member, Mr. Ottoson. A number of our independent directors have served as members of senior management of other companies in the oil and gas industry and are currently serving or have served as directors of other public companies. As discussed above, our Board has three committees comprised solely of independent directors, and each has a different independent director serving as its chair. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are described in each director nominee's biographical information. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they provide, and the overall leadership of the Board by the Chairman of our Board are beneficial to our stockholders.

Board and Committee Meetings

              Our Board met six times during 2018. Our non-management directors routinely meet in executive session immediately after regularly scheduled meetings of the Board or as otherwise deemed necessary, and met five times during 2018. Each incumbent director participated in 100% of the Board meetings and in 100% of his or her respective committee meetings. It is our policy that each director is expected to attend the annual meeting of our stockholders, and each director then serving on our Board attended the 2018 Annual Meeting of Stockholders. The following table identifies the members of each committee, as of March 1, 2019, and sets forth the number of meetings held in 2018:

Name of Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Executive Committee

Carla J. Bailo*

Larry W. Bickle

Stephen R. Brand

Loren M. Leiker

Javan D. Ottoson

Ramiro G. Peru

Julio M. Quintana

Rose M. Robeson

William D. Sullivan

Number of meetings held in 2018	6	3	9	0

Chair
Member
*	Ms. Bailo was appointed on October 6, 2018, and attended all Audit Committee meetings during 2018 after her appointment.

Committee Functions

    Audit Committee

              The Audit Committee assists our Board in fulfilling its responsibilities for oversight of our financial reporting and internal control processes. Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is ours), and no Audit Committee member currently serves on more than three such committees. The Audit Committee is solely responsible for the engagement and discharge of our independent registered public accounting firm and reviews our quarterly and annual financial results. The Audit Committee reviews the audit plan and the results of the audit with our independent auditors and reviews the independence of our auditors, the range of audit fees, the scope and adequacy of our system of internal accounting controls, and our financial risk management policies. The Audit Committee also has oversight responsibility for our internal audit function, cybersecurity risks, and any related party transactions. Each member of the Audit Committee is independent as defined by the NYSE listing standards. While all of the Audit Committee members are considered financially literate, the Board has determined that four members of the current Audit Committee, Ms. Bailo, Mr. Bickle, Mr. Peru and Ms. Robeson, are audit committee financial experts as the term is defined by the SEC. For more information see the "Report of the Audit Committee" contained in this Proxy Statement.

    Nominating and Corporate Governance Committee

              The NCG Committee's primary functions are to recommend individuals to be elected to the Board, to evaluate and plan for management succession, to review the structure and composition of all committees of the Board, and to oversee all of our corporate governance functions, including the Board and committee self-evaluation process.

              As has been the case for many years, our Board and each of its committees (other than the Executive Committee) separately evaluated its performance during 2018 using a written questionnaire, which is subject to annual review for changes in best practices and relevance. The Executive Committee did not complete an evaluation due to its unique, limited purpose and infrequent meeting schedule. This performance evaluation process was directed by the NCG Committee and the evaluations were discussed and reported to the Board.

              In identifying and recommending potential director nominees to the Board, the NCG Committee considers such factors as character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. Most recently, the NCG Committee retained a third-party firm that was directed to identify for consideration diversity candidates from outside the oil and gas industry, with technology, and preferably transportation, experience, as well as an understanding of the future direction of electrification and energy use. Our Board is aware that maintaining a balanced and diverse membership contributes to stronger board dynamics and culture. Based on the factors above and the desire to add another female member to the Board, the NCG Committee identified and recommended Ms. Bailo as a director nominee.

              The NCG Committee is also charged with oversight of succession planning for the Company's CEO and other executive officers. In fulfilling this responsibility, NCG Committee is committed to ensuring that an effective process is in place to provide continuity of executive leadership into the future. At least annually, the NCG Committee reviews CEO and senior leadership succession and development and discusses with our CEO emergency and expected succession planning for senior leadership positions. Our CEO and each senior executive annually provides recommendations of potential successors to the NCG Committee. For additional information on the functions performed by the NCG Committee, see "Director Nominations and Qualifications" below.

    Compensation Committee

              The Compensation Committee's primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans. The Compensation Committee approves and/or recommends to the Board the compensation arrangements for our CEO and other senior management and directors, adoption of compensation plans in which our officers and directors are eligible to participate, and the granting of equity-based compensation or other benefits under compensation plans. The "Compensation Discussion and Analysis" section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

    Executive Committee

              The Executive Committee has the authority to act on behalf of the Board with respect to matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Certificate of Incorporation, our By-Laws, applicable laws, regulations, or rules or the listing standards of the NYSE.

              There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

Risk Oversight

              While the Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. We believe this division of responsibilities is the most effective approach for evaluating and addressing the risks we face, and that the current Board leadership structure, with Mr. Sullivan serving as our Chairman of the Board and Mr. Ottoson serving as our Chief Executive Officer, supports this approach by facilitating communication between management and the Board regarding risk management issues. We also believe that this design places the Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance.

              We have an Enterprise Risk Management Committee comprised of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, Executive Vice President—Operations, and such other employees appointed from time to time by our Chief Executive Officer. This committee meets regularly to update our enterprise risk management process and plan (the "ERM Plan"), utilizing the Committee of Sponsoring Organizations of the Treadway Commission Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions. We keep minutes of these meetings, and regularly report the activities of this committee to the Board. We document risk prevention or mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. We review the ERM Plan with our Board annually.

              We also have a Financial Risk Management Committee comprised of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President—Operations and Vice President—Marketing and such other employees appointed from time to time by our Chief Executive Officer. This committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedging program. We keep minutes of these meetings, and regularly report the activities of the committee to the Audit Committee.

              The Audit Committee provides significant assistance to the Board in the oversight of our financial risk management processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken, as well as the specific guidelines and policies that have been established, to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and/or approval of our oil, natural gas and natural gas liquids commodity price hedging policy, interest rate risk management, and our insurance programs, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes and activities. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. The Audit Committee also oversees and contributes to the Board's understanding of information technology and cybersecurity risks. In addition, the Compensation Committee and its compensation consultants annually review our compensation programs to ensure that they do not encourage excessive risk-taking. The Audit Committee and Compensation Committee report regularly to the full Board on their respective risk management oversight activities.

Director Nominations and Qualifications

              Our Corporate Governance Guidelines and the Charter of the NCG Committee provide that the NCG Committee is responsible for identifying and recommending nominees to the Board for election as directors. The NCG Committee selects nominees based on a variety of factors, including the nominee's character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, the Board should collectively have broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the NCG Committee, be prepared to offer his or her resignation from the Board. Upon tender of a resignation, the NCG Committee and the Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to the Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock present in person or by proxy in an election of directors at the 2019 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose.

              Under the framework of our Corporate Governance Guidelines, the NCG Committee evaluates each potential nominee individually and in the context of the Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for re-election, the NCG Committee also considers the director's past attendance at meetings and participation in and contributions to Board activities.

              When seeking new director candidates, the NCG Committee routinely engages consultants and considers suggestions from incumbent directors, management, and our stockholders. The NCG

Committee screens all potential candidates in the same manner regardless of the source of the recommendation. For more information about the search for and appointment of our most recent director, Ms. Bailo, please see the "Nominating and Corporate Governance Committee" subheading under the "Board and Committee Meetings" heading above.

              The NCG Committee believes that the Board should reflect diversity in its broadest sense and the Charter of the NCG Committee provides that, in addition to the other factors discussed above, the NCG Committee shall consider diversity in identifying individuals qualified to become Board members. In considering diversity, the NCG Committee considers the Board as a whole, without reference to specific representative directors, with the overall objective of having a group of directors that includes diverse viewpoints, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The NCG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2019 Annual Meeting, assuming all nine of the current nominees are elected to the Board, we will have two Hispanic directors, one who has served since 2006 and one who has served since 2014, and two female directors, one who has served since 2014 and one who has served since 2018.

              In addition to the considerations discussed above, the Board understands that director tenure and board refreshment are important to our stockholders and should be regularly evaluated in establishing an effective and well-functioning Board. In furtherance of this, the Board recently approved revisions to the Company's Corporate Governance Guidelines that require the NCG Committee to discuss annually with any director that has reached the age of 72 his or her interest in continuing to serve as a director, and his or her contributions to the Board. With respect to each director that has reached the age of 72, following such discussion, the NCG Committee shall make a recommendation to the Board as to whether it is appropriate for such director to stand for reelection. The Board shall determine annually, by a majority-plus-one vote (i.e., an affirmative vote of the minimum number of directors constituting an absolute majority of the Board plus one additional vote), whether to nominate such person for reelection. Further, the recent revisions to the Corporate Governance Guidelines provide that each independent director must retire in conjunction with the annual meeting of stockholders following his or her 75th birthday, unless the Board unanimously waives this requirement based on a determination that it is in the best interests of our stockholders for such person to be nominated for reelection.

              In light of increased demands on public company directors and the desire for new and diverse independent director candidates in order to regularly refresh the Board as a whole, the NCG Committee understands the importance of a comprehensive director onboarding process. Under the direction of our Corporate Secretary, with oversight and in consultation with the Chair of the NCG Committee, new directors receive wide-ranging exposure to the various aspects of our business and Company, as well as detailed overview of the Company's policies and governing documents. New director onboarding is tailored to the specific qualifications and experience of the applicable director in order to allow him or her to meaningfully contribute to the work of the Board from the beginning of the director's term. Most recently, the newest member of our Board, Ms. Bailo, successfully integrated into the Board, the Audit Committee, and the Company and, as a result of our successful efforts to recruit Ms. Bailo from outside the industry, her onboarding emphasized an overview of the upstream oil and gas exploration and production industry, as a whole.

              As noted above, the NCG Committee will consider stockholder recommendations for candidates for the Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder's interests in our securities and a commitment to serve the full term if nominated and elected. In addition, the notice must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. We will furnish copies of our By-Laws to any person who requests them without charge. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2020 Annual Meeting of Stockholders, see "Stockholder Proposals for the 2020 Annual Meeting of Stockholders." No stockholder director nominations were received in connection with the Annual Meeting.

Communications with the Board

              The Board welcomes questions or comments about our Company. Stockholders and other interested parties may contact our Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients' attention in care of SM Energy Company, Attn: Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All stockholder communications will be provided to the named addressee or if none to the Chair of the NCG Committee, who will facilitate the review of such communications.

PROPOSAL 1—ELECTION OF DIRECTORS

              All of our directors are elected annually. At the Annual Meeting, nine directors are to be elected to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Based on the recommendations of the NCG Committee, the Board has nominated the following individuals for election as directors at the Annual Meeting:

Carla J. Bailo	Ramiro G. Peru
Larry W. Bickle	Julio M. Quintana
Stephen R. Brand	Rose M. Robeson
Loren M. Leiker	William D. Sullivan
Javan D. Ottoson

              Each nominee is currently a director and, with the exception of Ms. Bailo, who was appointed by the Board on October 6, 2018 (after the date of our 2018 Annual Meeting of Stockholders), all nominees were previously elected to the Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by the Board.

              As discussed above, the NCG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of the oil and natural gas exploration and production business. The overall objective is to identify a group of directors that can best contribute to our long-term success. All nominees discussed below are seasoned leaders who bring to the Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. The specific experiences, qualifications, attributes, and skills of each nominee are described in each nominee's biographical information below. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with open and candid discussion.

              Set forth below for each director as of the filing date of this Proxy Statement is a summary of such directors' key attributes and experiences that contribute to our Board's success, as well as biographical information, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships between any of our directors and any executive officer.

              Among other attributes, as a group, these nominees possess a wide breadth of varied skills and experience in executive leadership; the oil, gas, and natural gas liquids exploration and production industry; finance and accounting; risk management; operations management; strategic planning; business development; regulatory and governmental affairs; corporate governance; human capital management; sustainability; executive compensation; and public policy—qualities that, when coupled with those highlighted below, led the NCG Committee and the Board to conclude that these individuals should continue to serve as our directors at this time in light of our business, structure, long-term strategy, and the overall energy industry environment. In addition to the foregoing, these nominees also have specific experience in certain areas we believe are particularly relevant to us in our industry at this time, as highlighted in the following table:

	Geology & Exploration	Finance & Capital Management	Environmental, Social and Governance Matters	Enterprise Risk Management & Hedging	Data Analytics Cybersecurity & Technology	Strategy & Project Management

Carla Bailo
Larry Bickle
Stephen Brand
Loren Leiker
Javan Ottoson
Ramiro Peru
Julio Quintana
Rose Robeson
William Sullivan

Director Nominee Summary

All non-management director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience with the Company.
* As of December 31, 2018; for purposes of this chart, a full year of credit is given for the year in which the respective director is appointed.

Director Nominees

Carla J. Bailo Director since 2018 Member, Audit Committee Age: 58

Position, Principal Occupation and Business Experience:

Ms. Bailo currently serves as Chief Executive Officer of the Center for Automotive Research, a position she has held since 2017. In addition to her role at the Center for Automotive Research, Ms. Bailo has been President and Chief Executive Officer of ECOS Consulting LLC since 2014. Ms. Bailo also served as Assistant Vice President of Mobility Research and Business Development of Ohio State University from 2015 to 2017. Prior to her appointment as Assistant Vice President of Mobility Research and Business Development of Ohio State University, Ms. Bailo was the Senior Vice President, R&D Americas, Nissan North America, Inc. from 2011 to 2014. Prior to that appointment, she held a variety of technical and managerial positions with Nissan Motor Company Limited. Ms. Bailo started her career in 1978 at General Motors Company and held the position of Engineer, Vehicle Test, General Motors Truck & Bus until 1988.

Key Attributes, Experience and Skills:

Ms. Bailo brings to the Board a diverse technical and executive leadership background, including a unique perspective on the future of transportation fuels. Ms. Bailo has significant financial and risk management experience, which provides a strong foundation for her role as a member of the Audit Committee. Furthermore, as a result of her executive level experience, Ms. Bailo has extensive human resources management and corporate governance skills, in addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading.

Larry W. Bickle Director since 1995 Member, Audit and Compensation Committees Age: 73

Position, Principal Occupation and Business Experience:

Mr. Bickle is a retired public company CEO and private equity investor with extensive experience in various energy related businesses. From June 2005 through April 2007, he was Executive in Residence for Haddington Ventures, L.L.C., a private equity fund that invests in midstream energy companies and assets. Prior to that, Mr. Bickle was Managing Director of Haddington from June 1997 to 2005. From 1984 to 1997, Mr. Bickle was Chairman of the Board and Chief Executive Officer of TPC Corporation (NYSE: TPC) a gas storage, transportation, and marketing company that he co-founded. He also served on the Board of Directors of UNS Energy Company (NYSE: UNS) and currently serves as a member of the Board of Managers of Quantum Natural Gas Storage, LLC.

Key Attributes, Experience and Skills:

Mr. Bickle brings to the Board over 35 years of experience in various aspects of the oil and gas midstream industry and provides the Board with significant strategic planning, operations management, public company corporate governance, and public policy insights from his experience leading TPC Corporation. Mr. Bickle also brings specific knowledge of natural gas transportation infrastructure including pipelines, processing, treatment, and storage; experience running a large natural gas marketing and trading operation, and extensive experience with both state and federal regulators related to natural gas production and transportation. He also has significant financial management and accounting oversight experience, which serves as the basis for Mr. Bickle's designation as an audit committee financial expert and provides a strong foundation for his service on the Audit Committee. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, Mr. Bickle's previous service on other public company boards enhances his strong corporate governance background.

As a result of Mr. Bickle's extensive industry experience and comprehensive knowledge of the Company, and following discussions with Mr. Bickle about his interest in continuing to serve as a director and his contributions to the Company, the NCG Committee recommended to the Board, and the Board has unanimously determined (other than Mr Bickle, who abstained), that it is appropriate and in the best interests of the Company's stockholders to nominate Mr. Bickle for election by the stockholders at the Annual Meeting.

Stephen R. Brand Director since 2011 Member, Compensation (Chair) and Nominating and Corporate Governance Committees Age: 69

Position, Principal Occupation and Business Experience:

Mr. Brand was a director of GeoScale, a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations from 2014 until 2017. He was also on the Advisory Board of OmniEarth, which provides advanced analytics of earth imaging and offers a unique solution as a service platform to assess and manage data that can be used in a predictive role from 2014 until 2018. Mr. Brand was also Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. At the end of 2010, Mr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Mr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Mr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia.

Key Attributes, Experience and Skills:

Mr. Brand has over 41 years of experience in the energy industry, including extensive experience in the development of exploration and development programs, project management, and in strategic planning and research programs for upstream, downstream, and "new" stream technologies. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, he also has valuable human resources management skills and experiences, which provide a strong foundation for his role as Chair of the Compensation Committee and are significant in the oversight of our compensation management functions.

Loren M. Leiker Director since 2012 Member, Audit, Nominating and Corporate Governance and Executive Committees Age: 65

Position, Principal Occupation and Business Experience:

Mr. Leiker was an executive with EOG Resources, Inc., until his retirement in September 2011. EOG is one of the largest independent oil and natural gas companies in the United States. Mr. Leiker served EOG as Senior Executive Vice President of Exploration from February 2007 to September 2011. Prior to that appointment, he held a variety of executive officer positions with EOG and its predecessor, Enron Oil and Gas Company. Mr. Leiker started his career in 1977 at Tenneco, Inc., where he held a variety of domestic and international technical and managerial roles until the sale of the company in 1989. Mr. Leiker has been a director of Vermilion Energy Inc. (VET: Toronto) since December 2012, a director of Navitas Midstream Partners since May 2014, and served as a director of Midstates Petroleum Company, Inc. (NYSE: MPO) from December 2011 until his resignation in March 2015.

Key Attributes, Experience and Skills:

Mr. Leiker brings to the Board over 41 years of experience in various aspects of the oil and gas exploration and production industry, including extensive experience in exploration activities similar to ours, and a deep understanding of upstream operations and asset management technologies, which provide a strong foundation for his service on the Audit Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. In addition to the skills discussed above, including in the presented under the "Proposal 1—Election of Directors" heading, Mr. Leiker's service on other public company boards enhances his strong corporate governance background.

Javan D. Ottoson Director since 2014 Member, Executive Committee Age: 60

Position, Principal Occupation and Business Experience:

Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed President of the company in October 2012 and Chief Executive Officer of the company in February 2015. Mr. Ottoson has been in the energy industry for over 36 years. From April 2006 until he joined the company in December 2006, Mr. Ottoson was Senior Vice President—Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

Key Attributes, Experience and Skills:

The Board of Directors chose Mr. Ottoson to lead SM Energy as President and Chief Executive Officer and to serve on the Board because he is a proven leader with the strong technical skills and leadership vision necessary to create value for our stockholders. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, Mr. Ottoson's vision, experiences and familiarity with our operations are critical to our success as we continue to execute on our strategic transition toward the acquisition and development of top tier assets.

Ramiro G. Peru Director since 2014 Member, Audit and Compensation Committees Age: 63

Position, Principal Occupation and Business Experience:

Mr. Peru served as Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007 (and its Senior Vice President and Chief Financial Officer from 1999-2004). He joined Phelps Dodge in 1979 and held various finance and accounting positions prior to his appointment as Chief Financial Officer. Mr. Peru currently serves on the Board of Directors of Anthem, Inc. (NYSE: ANTM) and of UNS Energy Corporation, a subsidiary of Fortis, Inc.

Key Attributes, Experience and Skills:

Mr. Peru brings to the Board significant financial expertise, much of which he obtained through his over 32 years of experience in the mining industry. Mr. Peru's service as chairman of the audit committee of another publicly traded company enhances his significant financial management and accounting oversight experience, and his board service with Anthem,  Inc. and UNS Energy Corporation provide significant insights into the rapidly changing healthcare system as well as renewable energy and power generation technologies. As a result of his executive level experience, Mr. Peru also has extensive human resources management skills, which are an important foundation for his service on the Compensation Committee. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, Mr. Peru's service on other public company boards enhances his strong corporate governance background.

Julio M. Quintana Director since 2006 Member, Nominating and Corporate Governance (Chair) and Compensation Committees Age: 59

Position, Principal Occupation and Business Experience:

Mr. Quintana currently serves on the Board of Directors of Newmont Mining Company (NYSE: NEM) and of Basic Energy Services (NYSE:BAS). Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015, and served on Tesco's Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer of Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles.

Key Attributes, Experience and Skills:

Mr. Quintana brings to the Board over 38 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which provide a strong foundation for his role on the Compensation Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, Mr. Quintana's service on other public company boards enhances his strong corporate governance background.

Rose M. Robeson Director since 2014 Member, Audit (Chair), Nominating and Corporate Governance and Executive Committees Age: 58

Position, Principal Occupation and Business Experience:

Ms. Robeson currently serves on the Board of Directors of Newpark Resources, Inc. (NYSE:NR) and Antero Midstream Corporation (NYSE: AM). Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners, LP, from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer. Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) from June 1, 2014, until her resignation on June 14, 2016, and served as a director of Tesco Corporation (NASDAQ: TESO) from October 29, 2015, until December 15, 2017, when Nabors Industries Ltd. completed its acquisition of Tesco.

Key Attributes, Experience and Skills:

Ms. Robeson brings to the Board over 32 years of broad experience in various aspects of the oil and gas industry, including exploration and production, midstream, refining, and marketing. She has executive leadership experience as well as significant financial management, risk management and accounting oversight experience, which provides a strong foundation for her role as Chair of the Audit Committee and is important in the oversight of our financial reporting and financial risk management functions. In addition to the skills discussed above, including in the skills matrix presented under the "Proposal 1—Election of Directors" heading, Ms. Robeson's service on other public company boards enhances her strong corporate governance background.

William D. Sullivan Director since 2004 Chairman of the Board of Directors Member, Executive Committee Age: 62

Position, Principal Occupation and Business Experience:

Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Mr. Sullivan has been a director since August 2007, and Non-executive Chairman of the Board since May 2015, of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. Since June 2011, Mr. Sullivan has been a director and member of the audit committee of CSI Compressco Partners GP, Inc., which is the general partner of CSI Compressco, L.P. (NASDAQ: CCLP), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. is a minority-owned subsidiary of Tetra Technologies, Inc. From March 2006 to September 2018, Mr. Sullivan served as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. From February 2007 until May 2015, Mr. Sullivan was a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids and NGL products. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.

Key Attributes, Experience and Skills:

Mr. Sullivan brings to the Board over 39 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production sector of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition to the skills discussed above, including in the presented under the "Proposal 1—Election of Directors" heading, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background. These skills and experiences provide a strong foundation for Mr. Sullivan's role as Chairman of the Board.

Recommendation of the Board:	The Board recommends voting "FOR" the election of all the nominees listed above.

STOCKHOLDER ENGAGEMENT AND FEEDBACK

Stockholder Feedback and Responsiveness

              Our Board is committed to maintaining an open dialogue with our stockholders to receive ongoing feedback on our business strategy, governance practices, executive compensation program, commitment to sustainability and other matters of importance to our stockholders. Representatives of the Board and management regularly engage with stockholders through conference attendance, telephone calls and one-on-one meetings. As we have undertaken a strategic transformation over the past several years, the Board has been actively engaged in ensuring that our governance, compensation and sustainability practices remain aligned with our changing business and that our practices meet or exceed the expectations of our Board and stockholders. Investor feedback through conversations and proxy voting has been an important reference point for discussion and decision-making on those topics.

              This past year, we were disappointed that our 2018 advisory vote on executive compensation received support from only 74% of our stockholders that voted. In response, the Board and our management team initiated an expanded stockholder engagement effort focused on executive compensation and other governance issues to solicit input, answer questions and ensure that the Board has the information required to more fully understand and address stockholder concerns.

              As part of this engagement effort, we communicated with stockholders owning approximately 75% of our outstanding shares. Stockholders owning approximately 22% of our outstanding shares accepted our offer to engage, as did two proxy advisory firms. A significant number of our stockholders declined our invitation to meet, indicating to us that they were satisfied with our current compensation and other governance practices and that a meeting was not necessary. These discussions were led by the Chairman of our Board, Mr. Sullivan, joined by our CEO, Mr. Ottoson, and other members of management. The Chair of the Compensation Committee, Mr. Brand, also joined certain meetings. All feedback from these meetings was shared with and discussed by our full Board.

Key Topics of Discussion

              Our Board welcomed the diversity of viewpoints and candid feedback shared by our stockholders. Executive compensation was a topic of discussion in many of our meetings and we shared important context for Compensation Committee decisions in recent years. In addition, we discussed the Committee's decision, which was based in part upon input from stockholders as well as our independent compensation consultant, to modify our LTIP design beginning in 2018 to include a cash flow growth per debt adjusted share metric as part of the earned percentage applicable to our PSUs, which closely aligns with our strategic transformation strategy by incentivizing return on capital invested.

              In addition to compensation matters, our stockholders were interested in discussing the Company's risk oversight processes, board refreshment and diversity efforts, and our approach to sustainability matters. This rich dialogue with our stockholders was discussed with our Board. We responded to what we heard, as detailed in this table:

What We Heard	What We Did

Stockholders appreciated our discussion of the rationale for adding the cash flow growth per debt adjusted share metric as part of the earned percentage applicable to our PSUs.	Additional disclosure in this Proxy Statement to explain the rationale for the selection of this metric, which incentivizes generating high returns on capital invested, and other measures of our progress and success.

Some stockholders who had voted against Say on Pay last year indicated that they had not understood the Compensation Committee's approach to adjusting CEO pay downward in 2016 due to business conditions and then upward in 2017 as a result of significant progress made in our business transformation.
Increased disclosure in this Proxy Statement regarding the thoughtful process our Compensation Committee follows to make adjustments to CEO pay, and the negative discretion that was used during 2018 to reflect stockholder experience for the year.

Stockholders were interested to hear how our Compensation Committee considers peer group selection and how peer selection influences compensation outcomes.
Increased disclosure in this Proxy Statement regarding the Committee's rigorous peer group selection process in addition to increased disclosure of how metric selection may be affected by a changing commodity price environment.

Stockholders wanted to learn more about our Board's risk oversight and management processes.	Increased disclosure in this Proxy Statement of our Board's process for oversight of risk and added supplemental disclosure regarding risk management processes.

Stockholders appreciated our thoughtful approach to corporate governance, board composition, diversity and refreshment, as well as our split of the Chairman and CEO roles.
Continued to seek new perspectives on the Board, including adding a new independent female Board member with differentiated skills and experience; remain committed to maintaining a Board structure that makes sense for our Company and reflects stockholders' feedback.

Sustainability is a top line concern for many of our investors.
Increased disclosure in this Proxy Statement concerning our focus on sustainability; published our second annual corporate responsibility report with new disclosures on a variety of topics important to our stockholders; committed to continued oversight of sustainability topics by the entire Board.

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

              At SM Energy, we accept that our stakeholders trust us to conduct business in a way that is consistent with our reputation of operating in a responsible and ethical manner that will serve to protect our employees and contractors, and the lands on which we operate, while supporting the communities in which we live and work. We recognize that operating in this industry is a privilege and we take that seriously. We manage our business in a way that minimizes risk to our communities and promotes social, environmental and economic benefits, while continuously striving to be a good steward of our natural resources. For more information on our corporate responsibility and sustainability efforts, please see our corporate responsibility report on our website at www.sm-energy.com under the "Corporate Responsibility" link. We expect to publish our second annual corporate responsibility report in early 2019. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

INFORMATION ABOUT EXECUTIVE OFFICERS

              The following table sets forth the names, ages (as of April 1, 2019) and positions of SM Energy's executive officers:

Name	Age	Position
Javan D. Ottoson	60	President, Chief Executive Officer and Director
A. Wade Pursell	54	Executive Vice President and Chief Financial Officer
Herbert S. Vogel	58	Executive Vice President—Operations
David W. Copeland	62	Executive Vice President, General Counsel and Corporate Secretary
Kenneth J. Knott	54	Senior Vice President—Business Development and Land and Assistant Secretary
Mary Ellen Lutey	47	Senior Vice President and Regional Manager
Lehman E. Newton, III	63	Senior Vice President and Regional Manager
Patrick A. Lytle	38	Controller, Principal Accounting Officer and Assistant Secretary
David J. Whitcomb	56	Vice President—Marketing

              Javan D. Ottoson.    Mr. Ottoson joined the Company in December 2006 as Executive Vice President and Chief Operating Officer. Mr. Ottoson was appointed as Chief Executive Officer of the Company in February 2015 and President of the Company in October 2012. Mr. Ottoson has been in the energy industry for over 37 years. From April 2006 until he joined the Company in December 2006, Mr. Ottoson was Senior Vice President-Drilling and Engineering at Energy Partners, Ltd., an independent oil and natural gas exploration and production company, where his responsibilities included overseeing all aspects of its drilling and engineering functions. Mr. Ottoson managed Permian Basin assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron, from July 2003 to April 2006. From April 2000 to July 2003, Mr. Ottoson owned and operated a homebuilding company in Colorado and ran his family farm. Prior to 2000, Mr. Ottoson worked for ARCO in management and operational roles, including serving as President of ARCO China, Commercial Director of ARCO United Kingdom, and Vice President of Operations and Development, ARCO Permian.

              A. Wade Pursell.    Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President-Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 31 years of experience in the energy industry.

              Herbert S. Vogel.    Mr. Vogel was appointed as Executive Vice President—Operations of the Company in August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 34 years of experience in the oil and gas business. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.

              David W. Copeland.    Mr. Copeland joined the Company in January 2011 as Senior Vice President and General Counsel. He was appointed as the Company's Corporate Secretary in July 2011 and Executive Vice President in May 2013. Mr. Copeland has 37 years of experience in the legal profession, including 28 years as internal counsel for various energy companies. Prior to joining the Company, he co-founded Concho Resources Inc., in Midland, Texas, where he served as an executive officer and general counsel, and later as its Senior Counsel through December 2010. From August 1997 through March 2004, Mr. Copeland served as an executive officer and general counsel of two energy companies he co-founded in Midland, Texas. Mr. Copeland started his career in 1982 with the Stubbeman, McRae, Sealy, Laughlin & Browder law firm in Midland, Texas.

              Kenneth J. Knott.    Mr. Knott was appointed Senior Vice President—Business Development and Land and Assistant Secretary in August 2014. Mr. Knott was appointed Vice President—Land and Assistant Secretary in October 2012 and was appointed Vice President of Business Development & Land and Assistant Secretary in August 2008. Mr. Knott joined SM Energy in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.

              Mary Ellen Lutey.    Ms. Lutey was appointed Senior Vice President and Regional Manager in May 2015 for the South Texas & Gulf Coast region. From December 2012 to May 2015, she served as Vice President and Regional Manager for the Company's Mid-Continent region. She joined SM Energy in June 2008 as North Rockies Asset Manager, where she managed the Company's activities in the Williston Basin. Ms. Lutey has over 27 years of experience in the energy industry. Prior to joining SM Energy, Ms. Lutey's previous roles included Senior Reservoir Engineer with Chesapeake Energy Corporation where she was responsible for the resource development of the Fayetteville Shale in Arkansas; Team Lead for Engineering and Geoscience with ConocoPhillips Canada where she was responsible for the technical and business performance of two multi-discipline groups in Western Canada; and Team Lead for Engineering and Geoscience with Burlington Resources Canada where she managed the growth and development of resource plays in Western Canada.

              Patrick A. Lytle.    Mr. Lytle was appointed Controller in November 2018 and Principal Accounting Officer in December 2018. Mr. Lytle has held roles of increasing responsibility since first joining the Company in 2007. Most recently, Mr. Lytle served as Senior Director, Financial Planning & Analysis and Assistant Secretary of the Company. Prior to that, he was the Director of the Company's Financial Planning and Financial Reporting functions. Prior to joining the Company, Mr. Lytle was an Audit Manager with Hiratsuka & Schmitt, LLP. Mr. Lytle is a certified public accountant in the State of Colorado.

              Lehman E. Newton, III.    Mr. Newton joined the Company in December 2006 as General Manager for the Midland, Texas office, was appointed Vice President and Regional Manager of the Permian region in June 2007, and was appointed Senior Vice President and Regional Manager in May 2010. Mr. Newton has over 40 years of experience in the energy industry. Prior to joining SM Energy, Mr. Newton's previous roles included 22 years with ARCO in various engineering, operations and management roles, including as Asset Manager, ARCO's East Texas operations, Vice President, Business Development, ARCO Permian, and Vice President of Operations and Development, ARCO Permian; Project Manager for one of Chevron's largest Lower 48 projects; Business Development Manager for Pure Resources; and he was a founding partner in Westwin Energy, an independent Permian Basin exploration and production company.

              David J. Whitcomb.    Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined SM Energy in November 1994 as Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.

              No family relationships exist between any executive officer and any director, any other executive officer, or any person nominated to become such, except that Ms. Lutey's husband is the Company's Vice President—Information Technology. Further details regarding the compensation paid to Ms. Lutey's husband are described under "Certain Relationships and Related Transactions." No executive officer has been involved in any legal proceeding that occurred within the last ten years and that is material to an evaluation of their ability or integrity as an executive officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

              This section describes the objectives and elements of the compensation program for our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2018 fiscal year, whom we collectively refer to in this "Executive Compensation" section as our "NEOs" or "Named Executive Officers." This section also discusses our recent engagement effort with our stockholders, our compensation decisions in the context of the prior years' commodity price cycle, and our strategic transformation process.

Our NEOs for fiscal year 2018 were:

  •
  Javan D. Ottoson, President and Chief Executive Officer
  •
  A. Wade Pursell, Executive Vice President and Chief Financial Officer
  •
  Herbert S. Vogel, Executive Vice President—Operations
  •
  David W. Copeland, Executive Vice President, General Counsel and Corporate Secretary
  •
  Mary Ellen Lutey, Senior Vice President and Regional Manager

This Compensation Discussion and Analysis is divided into seven sections:

Section 1—	Aligning Strategy and Responding to Stockholders—Objectives of Our Executive Compensation Program
Section 2—	2018 Business Results, Commodity Price Environment and Executive Compensation Impacts
Section 3—	Competitive Positioning
Section 4—	Primary Elements of Compensation
Section 5—	Compensation Determination Process
Section 6—	Other Compensation Items
Section 7—	Other Matters

SECTION 1—ALIGNING STRATEGY AND RESPONDING TO STOCKHOLDERS—OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

    Stockholder Engagement and Responsiveness

              This past year, we were disappointed that our 2018 advisory vote on executive compensation received support from only 74% of stockholders that voted. In response, the Board and our management team initiated an expanded stockholder engagement effort focused on gathering feedback on our compensation program, among other topics.

              Our Board welcomed the diversity of viewpoints and candid feedback shared by our stockholders. In many of our discussions, stockholders focused on the 2018 vote on executive compensation and we shared important context for recent compensation decisions. Specifically, we shared our view that the Compensation Committee has been diligent about aligning executive compensation with each stage of our strategic transformation, while also seeking to align executive compensation with our stockholders' experience in an ever-changing commodity price environment. In addition to this historical context, we discussed the Committee's decision to modify our LTIP design beginning in 2018 to include a cash flow growth per debt adjusted share metric as part of the earned percentage applicable to our PSUs, which incentivizes return on capital and closely aligns with our strategic transformation strategy. The rich dialogue with stockholders was shared with our Board and the Board acted on what it heard, including through the Compensation Committee's exercise of negative discretion with respect to the CEO's STIP payout for 2018 performance and the award of a below-target 2018 LTIP grant for our CEO. For more information on our stockholder engagement effort and the actions that we took in response to feedback we received, please see the "Stockholder Engagement and Feedback" heading above.

    Executive Compensation Objectives

              Our overall executive compensation program is designed to generate superior returns for our stockholders and to align executive pay with Company performance throughout industry cycles, and consequently with our investors' experience. The objectives of our executive compensation program are to:

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  provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented leaders;

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  link realized compensation to the achievement of our short-term and long-term financial and strategic objectives, and returns to our investors;

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  align performance incentives with the long-term interests of our stockholders;

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  ensure programs are cost effective and financially efficient; and

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  maintain high standards of corporate governance and consistent with evolving best practices.

    Stockholder-Focused Program Principles

              Apart from the Compensation Committee's recent response to stockholder feedback, the Compensation Committee strives to design our compensation programs to align executive compensation with our stockholders' experience, including employment of the following practices, several of which we believe set us apart from typical market practice:

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  rigorous goal setting, measurement and accountability;

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  annual incentive plan performance targets typically set at or above prior year actuals;

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  targets aligned with market expectations;

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  long-term incentive plan requirement of above median performance to earn target payout;

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  long-term incentive plan requirement of positive TSR for above target payout under both performance metrics (relative TSR and cash flow growth per debt adjusted share); and

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  75% of executive equity compensation is performance-based.

    Compensation Program and Corporate Governance Highlights

              Our leadership and culture encourage long-term stockholder value creation. We evaluate performance using both quantitative and qualitative factors and review not only "what" is achieved, but also "how" it is achieved. Our recent stockholder engagement efforts, as discussed throughout this Proxy Statement, served an important role in conducting this evaluation and ensuring that our executive compensation and governance practices meet or exceed the expectations of our Board and stockholders. Some highlights of our executive compensation program are:

BEST PRACTICES WE EMPLOY:		PRACTICES WE DO NOT EMPLOY:
✓	Target the Median: We generally target pay opportunities for our executives at the market median.	c	No Tax Gross-ups: We do not provide golden parachute excise tax payments or other tax gross-ups.
✓
	Pay for Performance: The significant majority of our executive pay is variable and linked to meeting our short-term and long-term financial and strategic goals and to creating long-term stockholder value.	c	Limited Severance: We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.
✓	Equity-Weighted Compensation: A significant portion of executive compensation is in the form of equity, with 75% of our NEOs target equity value delivered in performance-based awards.	c	Double-Trigger Change of Control Severance: We do not provide "single-trigger" cash severance or equity vesting acceleration upon a change in control.
✓
	Compensation Risk Assessment: The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while considering market changes and peer group comparisons.	c
Prohibited Transactions: We do not permit officers, employees or directors to enter into transactions that "hedge" the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.
✓	Proper Incentives: Our LTIP design includes a capital efficiency metric that incentivizes and recognizes our on-going commitment to making high returns on capital invested.	c	No Dividends on Unearned Equity: We do not pay dividends on unearned restricted stock and performance share units.
✓	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant who provides no other services to our Company.
✓
Equity Ownership Requirements: We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are closely aligned with the long-term financial interests of our stockholders.
✓	Clawback Policy: We have adopted a clawback policy applicable to our NEOs.
✓	Equity Award Caps: Performance-based PSUs capped at target if TSR is negative for the performance period.

SECTION 2—2018 BUSINESS RESULTS, COMMODITY PRICE ENVIRONMENT AND EXECUTIVE COMPENSATION DECISIONS

              During 2018, we continued the successful execution of our strategic transformation. We reduced long-term debt and partially funded our 2018 capital program with the proceeds from divestitures of our remaining non-core properties, and focused on the development of our core acreage positions in our two high-return assets, the Midland Basin and Eagle Ford shale. Further, we added proved reserves and generated significant operating margin improvements through capital efficiency gains and production increases, while at the same time increasing financial flexibility and liquidity by paying off approximately $325 million of long-term debt and refinancing existing debt, and maintaining a zero balance on our revolving credit facility throughout 2018.

              The graph below illustrates the Company's stock price as compared to NYMEX oil prices during the period from the beginning of 2017 through 2018. As reflected in the graph, despite our successful operational performance and execution of the Company's business strategy, the Company's stock price, and consequently stockholder returns, have been unstable as a result of volatility in the overall oil price environment.

              The Compensation Committee has carefully considered our stockholders' overall experience in designing our executive compensation program and aligning its expected outcomes with that experience. Accordingly, our 2018 decisions on executive compensation included the following key actions, which demonstrate that Mr. Ottoson's compensation is significantly aligned with our stockholders' experience and performance:

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  negative discretion applied to the CEO's 2018 STIP payout;
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  negative discretion applied to the target grant value of the CEO's 2018 LTIP award; and
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  zero payout under the 2015-2018 PSUs, reflecting our negative TSR performance during the period and the rigorous nature of our long-term incentive plan.

SECTION 3—COMPETITIVE POSITIONING

    Comparative Peer Group

              Selection of a comparative peer group is foundational to the design of a rational executive compensation program. One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for the selection of peer companies using the General Industry Classification Standard Industry Code include standard measures such as revenue, operating cash flow, enterprise value, and market capitalization, as well as the magnitude of each company's offshore and international operations. Secondary criteria, such as peer groups identified by proxy advisory firms and companies that may differ in size and scale but directly compete with the Company for talent, are also considered. F. W. Cook identifies peer companies that are within a specific and reasonable range of our Company for at least four of these criteria and that have corporate structures similar to ours. F. W. Cook presents multiple peer group alternatives, and the Compensation Committee, with input from F. W. Cook, selects a peer group that includes the 15-20 companies that best fit the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In March 2018, the Compensation Committee approved the peer group used for 2018 compensation comparisons, which consisted of the following companies:

Cabot Oil & Gas Corporation	Energen Resources Corporation	Oasis Petroleum, Inc.
Callon Petroleum Company	Extraction Oil & Gas, Inc.	QEP Resources, Inc.
Carrizo Oil & Gas, Inc.	Jagged Peak Energy Inc.	Range Resources Corporation
Cimarex Energy Company	Laredo Petroleum Inc.	Whiting Petroleum Corporation
Denbury Resources Incorporated	Newfield Exploration Company	Wildhorse Resource Development Corp.
WPX Energy Inc.

              As compared to the peer group used for 2017 compensation purposes, Callon Petroleum Company, Extraction Oil & Gas, Inc., Jagged Peak Energy Inc. and Wildhorse Resource Development Corp., while Concho Resources Inc., Continental Resources, Inc. and EP Energy Corporation were removed. The changes to the Company's 2018 peer group achieve the goal of positioning the Company more closely to the median with respect to revenue, market capitalization, enterprise value, and net asset value, while considering the secondary criteria discussed above.

    Competitive Compensation Analysis

              In 2018, F. W. Cook analyzed competitive pay trends among the peer group, along with data from relevant, third-party, independent compensation surveys focused on the exploration and production industry. Findings from this analysis indicated that the target total direct compensation (base salary plus target annual bonus plus target LTIP grant) of Messrs. Ottoson, Pursell, and Vogel was near the market median, Ms. Lutey's target total direct compensation was between the market median and the 75th percentile, and Mr. Copeland's target total direct compensation was just below the market 25th percentile. Based on this analysis, F. W. Cook recommended to the Compensation Committee that Mr. Copeland's LTIP grant target be increased.

              Findings from F. W. Cook's 2018 competitive compensation analysis were among the many factors considered by the Compensation Committee in its review of base salary, STIP targets and target LTIP values for each of our NEOs. After reviewing this comparative compensation data, the Compensation Committee elected to increase the base salaries for our NEOs in recognition of individual performance and consistent with our company-wide merit increases.

SECTION 4—PRIMARY ELEMENTS OF COMPENSATION

              The primary elements of our executive compensation program and the purpose of each component are summarized in the following table. Our executive compensation program is comprised of the same components as the compensation program for other employees with similar tenure with the Company. The only material differences are the target pay levels and the proportion of each component in the total pay mix.

Compensation Element	Description	Purpose
Base Salary	based on individual experience and expertise, and targeted at median of peer group	attract and retain qualified employees; recognize skills, competencies, experience, and individual contributions

STIP	annual cash incentive opportunity dependent upon annual individual and corporate performance in key metrics	drive and incentivize superior annual performance

LTIP	equity-based compensation opportunity dependent upon our long-term total stockholder return performance	drive stockholder value creation; align management interests with stockholders; encourage retention; reward long-term Company performance and capital efficiency

Total Direct Compensation Mix

              The charts below show the 2018 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 87% and 77% of total target compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to the performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., "at risk").

2018 Performance Highlights, Incentives and Results

              The graphic below illustrates certain 2018 operational and financial highlights, as well as the relationship between our STIP and LTIP performance metrics and our incentive plan results.

2018 Operational and Financial Highlights

- **Total Production:** 44MMBoe; 97% growth from core Permian Basin retained assets over 2017
- **Total estimated proved reserves:** increased to 503.4MMBoe (18% on a retained assets basis) over 2017
- **Standardized measure of discounted future net cash flows:** Increased by 54%, from $3.0 billion at December 31, 2017 to $4.7 billion at December 31, 2018

How We Measure Performance

- **2018 STIP Metrics**
  - production volume
  - proved developed reserve additions
  - finding & development costs
  - cash flow (adjusted EBITDAX)
  - cash operating costs
  - EHS and exploration success/inventory growth
- **2015 LTIP PSU Metrics**
  - relative TSR
  - absolute TSR

Incentive Plan Results

- **2018 STIP Payout:**
  - production = 100% of Target
  - proved developed reserve additions = 108% of Target
  - finding & development costs = 90% of Target
  - cash flow (adjusted EBITDAX) = 128% of Target
  - cash operating costs = 112% of Target
- **2015 LTIP PSU Payout (2018 Payout):**
  - relative TSR = (13.5)%
  - absolute TSR = (19.8)%

STIP Multiplier (Corporate): 1.12X
STIP Multiplier (CEO): 0.98X*
2018 CEO LTIP Award = below target*
2015 LTIP PSU Multiplier = 0.00x**
(no payout earned)

      * Reflects the application of negative discretion in the Compensation Committee's decisions regarding the CEO's STIP payout for 2018 performance and a below-target 2018 LTIP award grant.

    ** Reflects that the 2015-2018 PSU performance period resulted in a zero multiplier with no payout earned.

Base Salary

              Base salary is intended to provide a foundation of executive compensation that recognizes the level of responsibility and authority of each individual executive and compensates for the individual executive's day-to-day contributions to our success. Based on competitive market data, the

Compensation Committee elected to increase the base salaries for our NEOs by 3.0% to 4.5% in order to recognize individual performance and consistent with our Company-wide merit increases.

Name	2017 Salary	2018 Salary
Ottoson	$824,000	$852,840
Pursell	$460,410	$476,524
Vogel	$453,200	$473,594
Copeland	$413,030	$425,421
Lutey	(1)	$338,499

(1)
Ms. Lutey was not an NEO in 2017.

Short-Term Incentive Plan

    Short-Term Incentive Plan—Design

              Our STIP is designed to reward our NEOs for achievement of our annual business plan measured by certain annual operational performance objectives and the individual performance of each NEO. These performance objectives are reviewed each year by management and the Compensation Committee, and after the approval of these objectives, are established as annual goals. At the discretion of the Compensation Committee, these goals may be adjusted from time to time during the year due to significant changes in our business. Payments under our STIP are in the form of annual cash bonuses under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.

              Return on capital is an important consideration in the structure of our STIP and is reflected in three primary mechanisms: first, the quantitative goals the Compensation Committee adopts are based on our operating plan and budget for the year, which requires expected minimum return thresholds for each well drilled and completed; second, the finding and development cost metric reflects one component of our return on capital by calculating the efficiency of each capital dollar we spend; and third, the Compensation Committee has the discretion to negatively adjust for certain metrics to the extent we achieve results in this area as a result of exceeding our capital expenditure budget.

              Each NEO is assigned a target bonus as a percentage of base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the "target" level. Actual bonuses generally range from zero to two times a participant's target percentage based on the Compensation Committee's assessment of our performance and that of each of our NEOs. In addition, the maximum award permitted under our Cash Bonus Plan for any participant is $2,000,000. Target bonuses for 2018 as percentages of base salary for the NEOs were as set forth in the following table. With the exception of Ms. Lutey, who was not an NEO in 2017, none of the NEO's 2018 target bonus levels changed as compared to their target bonus levels in 2017.

Name	2018 Target Bonus Level, % of Base Salary
Ottoson	120%
Pursell	90%
Vogel	90%
Copeland	70%
Lutey	70%

    Short-Term Incentive Plan—2018 Performance

              In determining the 2018 annual cash bonus awards for our NEOs, the Compensation Committee examined our performance under five quantitative and two qualitative metrics that are described below. The Compensation Committee's evaluation of our performance under the five quantitative metrics resulted in an initial multiplier of 1.08 times each NEO's target bonus level, as set forth in this table:

	Factor Weight	Initial Target	Revised Target(1)	Actual	% of Target
Production Volume (MMBOE)	.20	44.4	43.2	43.2	100%
Proved Developed Reserve Additions (MMBOE)	.20	76.1	76.1	77.7	108%
Finding and Development Costs ($ per BOE)	.20	$16.63	$16.63	$17.10	90%
Cash Flow ($ in millions)	.20	$858.3	$831.6	$886.8	128%
Cash Operating Costs ($ per BOE)	.20	$14.02	$13.70	$13.33	112%

Result					108%

(1)
Targets adjusted for retained assets following 2018 asset divestitures.

Metric	Result	Commentary
Production Volume	at target	The production volume target represents the volume of oil, gas and NGLs estimated to be produced under our 2018 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

Proved Developed Reserve Additions	out-performed target by 2.1%	The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2018. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our Company.

Finding and Development Costs	underperformed target by 2.8%	Finding and development costs are a measure of the efficiency of our capital program in adding value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent ("BOE") basis projected under our 2018 business plan.

Cash Flow	out-performed target by 6.6%	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, other non-operating income or expense, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property impairments, non-cash stock-based compensation expense, derivative gains and losses net of settlements, change in the Net Profits Plan liability, gains and losses on divestitures, gains or losses on extinguishment of debt, and material inventory impairments. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in stockholder value creation.

Cash Operating Costs	out-performed target by 2.7.%	Our cash operating costs are calculated as the sum of our lease operating expense, ad valorem taxes, workover expenses, transportation, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis.

              In addition to the quantitative metrics, the Compensation Committee assessed our 2018 performance in two qualitative areas. With respect to each of these qualitative measures, the Compensation Committee may adjust the initial result obtained from its evaluation of the quantitative measures, either upward or downward, as described below. An adjustment of 0.0 represents performance in line with expectations during the year.

              Environmental, Health, and Safety (EHS)—With respect to the EHS qualitative measure, the Compensation Committee may adjust the initial quantitative result either upward or downward within a range of –0.05 to 0.05. In 2018, our health and safety performance was top-quartile in the areas of statistical measurement that we track, including the lowest total recordable incident rate in the prior 11 years. As a result of the Company's outstanding EHS performance, the Compensation Committee awarded credit of 0.04 for this qualitative measure in 2018.

              Exploration Success and Inventory Growth—With respect to the Exploration Success and Inventory Growth qualitative measure, the Compensation Committee may adjust the initial quantitative result either upward or downward within a range of –0.1 to 0.1. The Company successfully tested prospective resources and utilized new technologies to enhance well economics during 2018. As a result, the Compensation Committee determined that the Company met its exploration success and inventory growth objectives in 2018, but did not exceed them, and therefore did not make an adjustment for this qualitative measure in 2018.

              Following the Compensation Committee's evaluation of the Company's quantitative STIP metrics and the initial result of a 1.08 multiplier, and after adjusting this multiplier based on the qualitative metrics of +0.04 for EHS and 0.0 for Exploration Success and Inventory Growth, the Compensation Committee applied a 1.12 times multiplier to the overall target bonus level for the NEOs.

              The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals. Each quantitative factor is assigned the weighting disclosed in the above table; however, because quantitative goals must be determined at the beginning of the year, the Compensation Committee's exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals no longer comport with reasonable outcomes.

              The Compensation Committee considered all the above-mentioned factors and used its judgment and discretion to determine the following actual bonuses for the NEOs. With respect to our CEO, the Committee exercised negative discretion and reduced the bonus to below target in order to more closely align our CEO's award with stockholders' experience during 2018.

		Target STIP	Actual STIP
Name	Salary Paid in 2018	(% of Base Salary)	% of Base Salary	Amount
Ottoson	$846,185	120%	118%	$1,000,000
Pursell	$472,805	90%	101%	$476,588
Vogel	$468,888	90%	107%	$502,000
Copeland	$422,562	70%	78%	$331,288
Lutey	$336,224	70%	78%	$263,300

Long-Term Incentive Plan

    Introduction

              Our LTIP program is an equity compensation program that utilizes performance share units, or PSUs, and restricted stock units, or RSUs, to compensate our NEOs and other key employees for efficient capital management and long-term growth in our net asset value. Awards of PSUs and RSUs are issued pursuant to our Equity Incentive Compensation Plan (the "Equity Plan"), which our stockholders have approved.

    2015-2018 Performance Period Results

              At the completion of the 2015-2018 performance period, the PSUs granted on July 1, 2015, were settled using an earned percentage of 0%. We achieved this result based upon (a) our annualized absolute TSR for the performance period of –19.8%, which resulted in an earned percentage of 0%, and (b) our TSR underperformed the peer index for the period by –6.33%, which did not change the earned percentage. Therefore, no compensation was realized by the NEOs as a result of PSUs granted for the 2015-2018 performance period.

    2018-2021 Performance Period Design and Awards

              The target value of LTIP awards to our NEOs were approved by the Compensation Committee during the second quarter of 2018. In its determination of the total pool value for 2018, the Compensation Committee considered various factors, including historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock-based awards and other forms of ownership in our Company, "FVT") under our long-term incentive compensation system compared to our peer group companies, input from F. W. Cook on expected trends in FVT for the subject period, and shares available under our Equity Plan.

              Our LTIP program in effect during 2018 for our NEOs was heavily weighted to performance-based equity, reflecting our pay for performance philosophy. For our NEOs, 75% of the LTIP target value consisted of performance-based PSUs, and 25% consisted of time-based RSUs. Participants were awarded RSUs and PSUs during the third quarter of 2018, for the performance measurement period beginning July 1, 2018, and ending June 30, 2021. The chart below reflects the current structure of our

LTIP, including the replacement of absolute TSR with a cash flow growth per debt adjusted share metric, which incentivizes our continuing efforts to generate high returns on capital invested:

    Restricted Stock Units

              RSUs are granted with a three-year vesting schedule, with one-third of the RSUs in each grant vesting on each of the first three anniversaries of the award date. RSUs are settled in shares of our common stock at the time of vesting.

    Performance Share Units

              As discussed and presented in the graphic above, beginning in 2018, the Compensation Committee maintained the relative TSR metric but replaced absolute TSR with cash flow growth per debt adjusted share relative to the Performance Peer Group as a factor to determine the earned percentage for our PSUs. The Compensation Committee believes that this change is in the best interest of the Company and our stockholders because it employs a specific return on capital metric as part of our LTIP design, which we believe incentivizes and recognizes management's continuing efforts to deploy capital in an efficient manner. Target payout will be earned only if relative performance is above the median of the Performance Peer Group over the performance period. If our absolute TSR is negative, the overall payout for the PSUs (including the relative cash flow growth per debt adjusted share component) will not exceed the target.

              The number of shares of our common stock issued to settle PSUs at the end of the 2018-2021 performance period will equal the number of PSUs multiplied by the "earned percentage." The earned percentage for both performance metrics is outlined in the payout matrix below, subject to a maximum of 200% and a minimum of 0%:

3-Year Performance Period	<Threshold	Threshold	Target	Maximum

Performance (relative % rank)	<30th %ile	30th%ile	55th %ile	80th %ile+

Payout Leverage (% of target)	0%	50%	100%	200%

    * Earned percentage is linearly interpolated for performance between points.

              Our performance peer group (the "Performance Peer Group") consists of companies from our comparative peer group, as recommended by F. W. Cook and selected by the Compensation Committee based upon the criteria discussed above, with any adjustments to that list of companies as deemed necessary or appropriate by the Compensation Committee in its discretion. As of July 1, 2018, for the 2018-2021 performance period, the constituents of the Performance Peer Group included the same companies shown under "Comparative Peer Group" above.

              At any time during the three-year performance period, the Compensation Committee may elect to modify the Performance Peer Group if significant changes occur relating to any member of the Performance Peer Group. As of the date of this Proxy Statement, the Compensation Committee has not modified the Performance Peer Group for the 2018-2021 performance period; however, certain members of the Performance Peer Group that have been acquired and cease to exist are removed from relative performance calculations on a forward-looking basis from the date they cease to exist.

CEO Total Target, Actual and Realized Pay

              The chart set forth below reflects Mr. Ottoson's total target compensation opportunity compared to the actual awards granted by the Compensation Committee, as well as the compensation realized by Mr. Ottoson. As demonstrated in the chart, in 2018 the Compensation Committee exercised its discretion to reduce the compensation awarded to Mr. Ottoson under both of our LTIP and STIP in order to reflect our stockholders' experience in 2017 and 2018, and the compensation actually realized by Mr. Ottoson further reflects the rigorous nature of our incentive plan design, specifically over the 2015-2018 performance period in which no PSU compensation was realized.

SECTION 5—COMPENSATION DETERMINATION PROCESS

    Responsibilities of the Compensation Committee

              Our executive compensation is determined by our Board and its Compensation Committee. The Compensation Committee is currently comprised of four independent directors and operates under the framework of a written charter. Members of the Compensation Committee are appointed by the Board for, among other things, the purposes of:

  •
  overseeing the administration of our employee compensation and benefit plans;

  •
  reviewing and approving our general compensation strategy and objectives, as well as disclosure required by the rules and regulations of the SEC;

  •
  reviewing and recommending our compensation plans, policies and programs to the Board for its approval; and

  •
  reviewing the performance and approving the compensation of our directors and executive officers, including our Chief Executive Officer.

              In 2018, the Compensation Committee met nine times to administer the matters noted above and address other matters required under its charter. The following diagram outlines key Compensation Committee activities during the year:

    Independence of the Compensation Committee

              Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, the Board has determined that all members of the Compensation Committee are independent.

    Independent Compensation Consultant

              F. W. Cook serves as independent executive compensation consultant for, and reports directly to, the Compensation Committee. The Compensation Committee may replace F. W. Cook or hire additional consultants or other advisors as it deems necessary. A principal of F. W. Cook attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee between meetings. The services F. W. Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, F. W. Cook interfaces with our management, in particular our Vice President—Human Resources. F. W. Cook does not provide to us directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. The total consulting fees we pay to F. W. Cook are less than 1% of the total annual revenues of F. W. Cook, and F. W. Cook and the F. W. Cook consultants working with us are prohibited from owning any of our shares of common stock directly, although such shares may be owned within mutual funds. In addition, no officer, director, stockholder or employee of F. W. Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by F. W. Cook concerning the foregoing, the Compensation Committee determined in 2018 that F. W. Cook's work did not raise any potential conflicts of interest. F. W. Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause F. W. Cook's independence to be questioned and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2018, F. W. Cook did not provide any services to us other than those requested by the Compensation Committee and related to F. W. Cook's engagement as the independent consultant to the Compensation Committee.

    Compensation Risk Assessment

              Each year, the Compensation Committee and F. W. Cook review and evaluate our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interest of our employees with the interests of our stockholders and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2018 and 2019, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

    Role of Management in Determination Process

              Under the oversight of our Chief Executive Officer and our Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer provides recommendations for pay levels for executives other than himself based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with F. W. Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and the Board, as required under the Compensation Committee's charter, make all final decisions with respect to compensation of our executive officers.

    Tally Sheets

              To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and CEO, Executive Vice President and CFO, and Executive Vice President—Operations and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and F. W. Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause, resignation, and retirement or termination in connection with change in control).

              The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 6—OTHER COMPENSATION ITEMS

              The remaining components of our executive compensation program (other than the primary elements discussed above), include the following:

Compensation Element	Description	Purpose
Employee Stock Purchase Plan	employees, including our executives, may purchase shares of our common stock at a 15% discount to the fair market value, subject to certain limits	facilitate share ownership among employees; and align employees' interests with those of stockholders

Qualified Retirement Plans	includes qualified defined benefit pension plan and 401(k) plan with company match	attract and retain employees; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Supplemental Retirement Plan	provides benefits under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($275,000 for 2018)	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Non-Qualified Deferred Compensation Plan	provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans	attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income

Benefits and Perquisites	medical, dental, vision, life, financial advisory services for executives and disability insurance	attract and retain highly qualified employees; and support the overall health and well-being of all employees

    Net Profits Interest Bonus Plan

              Prior to 2008, our long-term incentive program for executives and key employees consisted of the Net Profits Interest Bonus Plan ("NPP") and an RSU program. The NPP was designed to reward the contributions made by our executives and other key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from our investment in all oil and gas activity from a specific pool of properties in a given year after we recovered the capital costs associated with that pool.

              Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status. During 2018 Mr. Ottoson was a participant in two NPP pools, and he currently receives no compensation from these pools because they have not reached payout status.

    Employee Stock Purchase Plan

              The purpose of our Employee Stock Purchase Plan ("ESPP") is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15% of their base compensation. The purchase price of the stock is the lower of 85% of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to Internal Revenue Code of 1986, as amended ("IRC") restrictions.

    Retirement Programs—Pension, 401(k) and Non-Qualified Deferred Compensation Plans

              Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the "Qualified Pension Plan") and a 401(k) plan on the same basis as our eligible employees. Our executives are also eligible to participate in our Supplemental Execuitve Retirement Plan ("SERP") and Non-Qualified Deferred Compensation Plan (the "NQDC"). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.

              The Qualified Pension Plan in combination with the SERP for certain executive-level employees provide a benefit after 25 years of credited service to us equal to 35% of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive's average base salary, excluding bonuses.

              Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974. The 401(k) plan allows eligible employees to contribute up to 60% of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits determined by IRC regulations ($18,500 for 2018). With respect to employees that were hired prior to January 1, 2015 and that are eligible to participate in the Qualified Pension Plan, we match 100% of employee deferrals in cash on a dollar for dollar basis, up to 6% of the employee's base salary and cash bonus. With respect to employees that were hired after January 1, 2015 and that are not eligible to participate in the Qualified Pension Plan, we match 150% of employee deferrals in cash on a dollar for dollar basis, up to 6% of the employee's base salary and cash bonus. Company contributions vest ratably on an annual basis over an employee's first three years of employment with the Company.

              The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0% and 50% of their base salary, and (ii) between 0% and 100% of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100% of the deferred amount for such employee, limited to 6% of such employee's base salary and cash bonus. Each eligible employee's interest in the contributions we make will vest ratably on an annual basis over an employee's first three years of employment with the Company. A participant's account will be distributed based upon the participant's payment election made at the time of deferral. A participant may elect to have distributions made in lump sum or in annual installments ranging for a period from 1-10 years.

    Benefits and Perquisites

              The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $2,000,000. We also provide financial planning services to our executives, including the NEOs, upon their election.

SECTION 7—OTHER MATTERS

    Timing of Equity Grants

              Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, the Board or our CEO have in the past, and may in the future, make limited grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain or reward such persons; however, our CEO may only make such grants to non-executives. We did not make any special grants of equity to our NEOs during 2018.

    Employment Agreements

              The employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment. There are no written employment agreements with any executive officers.

    Change of Control Severance Benefits

              Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See "Potential Payments upon Termination or Change of Control—Change of Control Arrangements" for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax "gross up" payments are provided.

    Clawback Policy

              Our Board adopted a written clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, the Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the Company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company's filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.

    Stock Ownership Guidelines

              To further align the interests of our executives with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established and the Board has approved equity ownership guidelines for our executives as follows:

Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 times annual base salary

              Equity holdings include the value of unvested RSUs for purposes of these calculations. Until an executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, an executive may not sell equity awarded to such executive, unless approved by the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. As of April 4, 2019, all of our NEOs satisfied these guidelines. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.

    Securities Trading Policy

              We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees and directors from engaging in transactions designed to mitigate, off-set, or avoid the risks associated with a decrease in the market value of our securities, including: (a) entering into transactions that "hedge" the value of our stock, (b) holding our securities in margin accounts, (c) pledging our securities to secure indebtedness, and (d) buying or selling options or derivatives with respect to our securities.

Compensation Committee Report

              The Compensation Committee of the Board of Directors of SM Energy Company reviewed and discussed the disclosures contained under "Compensation Discussion and Analysis" with management and its compensation consultant and, based on such review and discussions, the Committee recommended to the Board of Directors that the disclosures set forth under the heading "Compensation Discussion and Analysis" be included in this Proxy Statement and incorporated by reference into SM Energy Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

              Respectfully submitted by the Compensation Committee of the Board of Directors,

    Stephen R. Brand, Chair
    Larry W. Bickle
    Ramiro G. Peru
    Julio M. Quintana

Executive Compensation Tables

              This Summary Compensation Table sets forth the annual and long-term compensation our NEOs received during each of the last three years. In addition to salaries, the table reflects RSUs and PSUs granted in 2016, 2017, and 2018 and cash bonuses earned in 2016, 2017, and 2018. Eligible employees participate in our STIP and LTIP as described more fully in the "Compensation Discussion and Analysis" and disclosed below.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Javan D. Ottoson	2018	$846,185	$4,799,999	$1,000,000	$135,449	$171,891	$6,953,524
Chief Executive Officer and	2017	$818,462	$5,000,000	$1,522,339	$386,949	$121,468	$7,849,218
President (principal executive officer)	2016	$800,000	$2,600,005	$720,000	$294,467	$122,973	$4,537,445
A. Wade Pursell	2018	$472,805	$2,000,012	$476,588	$25,174	$54,847	$3,029,426
Executive Vice President and	2017	$457,315	$2,000,007	$637,955	$117,300	$37,849	$3,250,426
Chief Financial Officer (principal financial officer)	2016	$447,000	$1,500,010	$360,813	$96,009	$15,900	$2,419,732
Herbert S. Vogel	2018	$468,888	$2,000,012	$502,000	$61,492	$99,545	$3,131,937
Executive Vice	2017	$443,693	$2,299,993	$711,794	$106,697	$73,714	$3,635,891
President—Operations	2016	$412,000	$1,500,010	$304,184	$80,580	$72,755	$2,369,529
David W. Copeland	2018	$422,562	$850,017	$331,288	$68,720	$41,854	$1,714,441
Executive Vice President,	2017	$410,254	$700,001	$445,126	$108,506	$30,978	$1,694,865
General Counsel and Corporate Secretary	2016	$401,000	$524,998	$246,295	$89,423	$40,040	$1,301,756
Mary Ellen Lutey	2018	$336,224	$524,993	$263,600	$1,667	$69,639	$1,196,123
Sr. Vice President and	(5)
Regional Manager	(5)

(1)
The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. The grant date fair values of PSU awards reflected in this column are based on the estimate as of the grant date of the probable outcome of these performance conditions, and those grant date fair values for Messrs. Ottoson, Pursell, Vogel, Copeland and Ms. Lutey respectively are $3,599,994, $1,500,008, $1,500,008, $637,509 and $393,743. If instead we assume that the highest level of performance conditions will be achieved, the grant date fair values of those awards as computed in accordance with FASB ASC Topic 718 for Messrs. Ottoson, Pursell, Vogel, Copeland and Ms. Lutey respectively are $7,199,987, $3,000,015, $3,000,015, $1,275,019 and $787,486.
(2)
The amounts in the column represent the bonuses paid in 2019, 2018, and 2017, but earned during 2018, 2017 and 2016 performance periods, respectively, under the STIP.
(3)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.
(4)
Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contribution to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards. In 2018, matching contributions to our 401(k) Profit Sharing Plan of $16,500 were provided to each of Messrs. Ottoson, Pursell, Vogel, Copeland and Ms. Lutey. In 2018, matching contributions to our Non-Qualified Deferred Compensation Plan of $142,111, $38,277, $70,841, $25,354 and $41,378 were made to Messrs. Ottoson, Pursell, Vogel, Copeland and Ms. Lutey, respectively. In 2018, financial consulting service benefits of $13,280, $12,204 and $11,761 were provided to Messrs. Ottoson, Vogel and Ms. Lutey, respectively.
(5)
Ms. Lutey was not an NEO prior to 2018.

CEO Pay Ratio

              Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), certain U.S. public companies must disclose the ratio of the CEO's annual total compensation to the median annual total compensation of all employees (excluding the CEO).

              We first identified our median employee in November of 2017. In order to identify the median employee, we used a consistently applied compensation measure determined by calculating the sum of the 2017 annual base salary and bonus that was paid to each employee, including any overtime or commission pay. In making this determination, we annualized bonus, base salary, and any overtime or commission pay for employees that were not employed for the entirety of 2017.

              We determined that the amount of the annual total compensation of our median employee for 2018 was $150,799. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been a NEO for fiscal year 2018. We then determined that the amount of the CEO's annual total compensation for 2018 was $6,953,254, which represents the amount reported for our CEO in the "Total" column of the 2018 Summary Compensation Table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Chief Executive Officer and President	2018	$846,185	$4,799,999	$1,000,000	$135,449	$171,891	$6,953,524
Median Employee	2018	$109,306	$18,000	$22,400	—	$1,093	$150,799

(1)
The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined in accordance with Note 1 to the Summary Compensation Table set forth above.
(2)
The amounts in the column represent the bonuses paid in 2019, but earned during 2018, under the STIP.
(3)
The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each individual's combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. Neither individual received preferential or above market earnings on deferred compensation.
(4)
Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards.

              As permitted by the Dodd-Frank Act, under certain circumstances companies are permitted to determine their median employee once every three years, and utilize the compensation of the same median employee in successive years until the three-year period has expired. Because our employee population did not experience a meaningful change, and no changes to employee compensation arrangements occurred that would result in a significant modification to our disclosure, we are utilizing the compensation of the same median employee in this Proxy Statement that was utilized for the pay ratio disclosure in our prior year's Proxy Statement. In making the determination that there was no meaningful change to our employee population, we reviewed total headcount (in the aggregate and by region), as well as the structure of compensation arrangements generally available to our employee base, and compared the findings in 2018 to our findings in 2017.

              Based on the foregoing, for 2018, the ratio of the annual total compensation of our CEO to the annual total compensation for our median employee is 46:1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records.

Grants of Plan-Based Awards in 2018

              Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the quantitative and qualitative metrics for our 2018 STIP on February 15, 2018. As discussed above, in 2019, we made the bonus payments associated with the 2018 STIP. In addition, pursuant to our LTIP and in accordance with our Equity Incentive Compensation Plan (the "Equity

Plan"), our Compensation Committee approved grants of RSUs and PSUs to our NEOs on June 18, 2018. We made these grants on July 1, 2018. These grants are summarized in the table below.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units(5)
				Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards(6)
	Grant Date
Name		Target(1)	Maximum(2)	Threshold	Target(3)	Maximum(4)
Javan D. Ottoson	1/24/18	$1,015,422	$2,000,000	—	—	—	—	—
	7/1/18	—	—	—	—	—	46,711	$1,200,006
	7/1/18	—	—	—	147,239	294,478	—	$3,599,994
A. Wade Pursell	1/24/18	$425,525	$2,000,000	—	—	—	—	—
	7/1/18	—	—	—	—	—	19,463	$500,004
	7/1/18	—	—	—	61,350	122,700	—	$1,500,008
Herbert S. Vogel	1/24/18	$421,999	$2,000,000	—	—	—	—	—
	7/1/18	—	—	—	—	—	19,463	$500,004
	7/1/18	—	—	—	61,350	122,700	—	$1,500,008
David W. Copeland	1/24/18	$295,793	$2,000,000	—	—	—	—	—
	7/1/18	—	—	—	—	—	8,272	$212,508
	7/1/18	—	—	—	26,074	52,148	—	$637,509
Mary Ellen Lutey	1/24/18	$235,357	$2,000,000	—	—	—	—	—
	7/1/18	—	—	—	—	—	5,109	$131,250
	7/1/18	—	—	—	16,104	32,208	—	$393,743

(1)
This amount represents the salary amount actually paid to each of our NEOs in 2018, multiplied by the applicable STIP target percentage.
(2)
This amount represents the maximum award possible under the stockholder-approved Section 162(m) Cash Bonus Plan; however, as described above in "Section 4—Elements Of Compensation—Short Term Incentive Plan—Design," in general, actual bonuses generally range from zero to two times a participant's target percentage.
(3)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the target performance level established by our Compensation Committee, resulting in an earned percentage of 100%. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period ending June 30, 2021, a number of shares of our common stock that may be from 0% to 200% of the number of PSUs granted on the award date, depending on the extent to which we have achieved the performance criteria and the extent to which the PSUs have vested. The performance criteria for the PSUs are based on a combination of the Company's cash flow growth per debt adjusted share and TSR relative to the peer group over the performance period. The PSUs will vest on July 1, 2021.
(4)
This amount represents the number of shares of common stock to be issued upon settlement of PSUs granted under our Equity Plan, assuming we achieve the maximum performance level established by our Compensation Committee, resulting in an earned percentage of 200%.
(5)
This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on July 1, 2019, one-third on July 1, 2020, and one-third on July 1, 2021. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.
(6)
The grant date fair value of a PSU is calculated using a Geometric Brownian Motion Model, and the aggregate grant date fair value represented in this column for PSUs is calculated based upon the number of PSUs granted.

Outstanding Equity Awards at 2018 Year-End

              The following table shows outstanding equity awards for our NEOs as of December 31, 2018:

	Stock Awards
				Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested(1)
Name				Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Javan D. Ottoson	7,716	(2)	$119,444	—		$—
	—		$—	73,419	(3)	$1,136,526
	50,414	(4)	$780,409	—		$—
	—		$—	236,444	(5)	$3,660,153
	46,711	(6)	$723,086	—		$—
	—		$—	147,239	(7)	$2,279,260
A. Wade Pursell	4,452	(2)	$68,917	—		$—
	—		$—	42,357	(3)	$655,686
	20,166	(4)	$312,170	—		$—
	—		$—	94,578	(5)	$1,464,067
	19,463	(6)	$301,287	—		$—
	—		$—	61,350	(7)	$949,698
Herbert S. Vogel	4,452	(2)	$68,917	—		$—
	—		$—	42,357	(3)	$655,686
	23,190	(4)	$358,981	—		$—
	—		$—	108,764	(5)	$1,683,667
	19,463	(6)	$301,287	—		$—
	—		$—	61,350	(7)	$949,698
David W. Copeland	1,558	(2)	$24,118	—		$—
	—		$—	14,825	(3)	$229,491
	7,058	(4)	$109,258	—		$—
	—		$—	33,102	(5)	$512,419
	8,272	(6)	$128,051	—		$—
	—		$—	26,074	(7)	$403,626
Mary Ellen Lutey	1,009	(2)	$15,619	—		$—
	—		$—	9,601	(3)	$148,623
	5,294	(4)	$81,951	—		$—
	—		$—	24,827	(5)	$384,322
	5,109	(6)	$79,087	—		$—
	—		$—	16,104	(7)	$249,290

(1)
The market value of RSUs and PSUs that have not vested is calculated using the closing price of $15.48 of our common stock on December 31, 2018. The market value of PSUs is calculated based upon an earned percentage of 100%.
(2)
These RSUs vest 1/3rd on July 1, 2017, 1/3rd on July 1, 2018, and 1/3rd on July 1, 2019.
(3)
These PSUs vest on July 1, 2019. The PSUs are subject to a three-year performance period ending June 30, 2019. The award is reported at an earned percentage of 100%.
(4)
These RSUs vest 1/3rd on July 1, 2018, 1/3rd on July 1, 2019, and 1/3rd on July 1, 2020.
(5)
These PSUs vest on July 1, 2020. The PSUs are subject to a three-year performance period ending June 30, 2020. The award is reported at an earned percentage of 100%.
(6)
These RSUs vest 1/3rd on July 1, 2019, 1/3rd on July 1, 2020, and 1/3rd on July 1, 2021.
(7)
These PSUs vest on July 1, 2021. The PSUs are subject to a three-year performance period ending June 30, 2021. The award is reported at an earned percentage of 100%.

2018 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Javan D. Ottoson	38,641	$992,687
A. Wade Pursell	17,632	$452,966
Herbert S. Vogel	19,145	$491,835
David W. Copeland	6,422	$164,981
Mary Ellen Lutey	4,399	$113,010

(1)
This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2018. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from 0% to 200% of the number of PSUs, depending on the extent to which we have achieved our performance goals.
(2)
The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $25.69 on June 29, 2018, for the vesting and settlement of the first vesting tranche of the 2017 RSU awards, the vesting and settlement of the second vesting tranche of the 2016 RSU awards, and the vesting and settlement of the third vesting tranche of the 2015 RSU awards, which were all settled on July 2, 2018; and $25.69 on June 29, 2018, for the vesting and settlement date of July 2, 2018, for the full settlement of the July 1, 2015 PSU awards, which were canceled based upon an earned percentage of 0%.

Pension Benefits

              Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015 and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2018 limit was $275,000 in annual base salary income, for certain executive officers with a senior management hierarchy title of at least vice president).

              The following table represents the value of the NEO's pension benefits as of December 31, 2018:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Javan D. Ottoson	Qualified Pension Plan	12	$472,610	$—
	Non-Qualified SERP Pension Plan	12	$974,683	$—
A. Wade Pursell	Qualified Pension Plan	10	$296,693	$—
	Non-Qualified SERP Pension Plan	10	$213,588	$—
Herbert S. Vogel	Qualified Pension Plan	7	$251,310	$—
	Non-Qualified SERP Pension Plan	7	$162,167	$—
David W. Copeland	Qualified Pension Plan	8	$336,892	$—
	Non-Qualified SERP Pension Plan	8	$177,148	$—
Mary Ellen Lutey	Qualified Pension Plan	11	$225,126	$—
	Non-Qualified SERP Pension Plan	11	$48,400	$—

Non-Qualified Deferred Compensation for 2018

              This Non-Qualified Deferred Compensation table sets forth the NEOs participation in the Non-Qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Javan D. Ottoson	$142,111	$142,111	($49,345)	$—	$957,426
A. Wade Pursell	$159,489	$38,277	($19,954)	$—	$401,736
Herbert S. Vogel	$384,030	$70,841	($55,380)	$—	$801,349
David W. Copeland	$25,354	$25,354	($10,094)	$—	$239,314
Mary Ellen Lutey	$41,378	$41,378	($33,374)	$—	$341,896

(1)
The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.
(2)
The amounts in this column represent the matching contributions. The matching contributions are included in the "All Other Compensation" column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.
(3)
The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The Non-Qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.

              Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the "Compensation Discussion and Analysis" herein.

              Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the "Retirement Plans—Pension Benefits" section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.

Potential Payments Upon Termination or Change of Control

Employment Agreements and Termination of Employment

              As discussed in "Compensation Discussion and Analysis—Section 7—Other Matters—Employment Agreements," the employment of all executives is "at will," subject to and in accordance with the terms and conditions of written offers of employment.

Change of Control Arrangements

              Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and to certain other key employees, through change of control executive severance agreements. These agreements have a "double trigger" mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without "cause" by our company or (b) for "good reason" by the officer, each as defined in the agreements. The term "good reason" incorporates the concept of a change in the executive's status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term "good reason" also contemplates a reduction in the executive's base salary and benefits over this same time frame, or the requirement that an executive relocate his or her base of employment outside a 25-mile radius from the executive's location at that time. With respect to our NEO's, severance payments equal to the sum of (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200% of the executive's base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive's pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax "gross-up" payments are provided.

              A change of control is defined to include (a) an acquisition of more than 50% of the common stock or assets of the Company in a reorganization, merger, or consolidation of our company, or (b) a change in more than 50% of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.

              Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting the Company and our stockholders without creating an unreasonable impediment to a potential acquirer of the Company. We believe that the severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.

              Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2018, under the change of control executive severance agreements, the total severance payments for two years base salary and STIP target, the pro rata target STIP cash bonus for 2017 and the estimated lump sum value of medical, dental and vision benefits for two years for each of the NEOs who were employed by us as of December 31, 2018, would be as follows:

Name	Severance Payments	Estimated Value of Benefits for Two Years(1)
Javan D. Ottoson	$4,775,904	$28,443
A. Wade Pursell	$2,239,663	$50,433
Herbert S. Vogel	$2,225,893	$27,491
David W. Copeland	$1,744,227	$13,426
Mary Ellen Lutey	$1,387,847	$46,531

(1)
The change of control executive severance agreements provide a lump sum payment equal to 24 multiplied by the Company's then-monthly contribution for medical, dental and vision insurance on behalf of the NEO and his or her family.

Equity Compensation Plans

              Options and shares of our common stock are authorized for grant or issuance pursuant to our Equity Plan as compensation to eligible employees, consultants, and members of the Board of Directors. The following table is a summary of the shares of common stock authorized for issuance under the equity compensation plans as of December 31, 2018:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock(1)(3)	1,251,957	N/A
Performance share units(1)(3)(4)	1,725,044	N/A

Total for Equity Incentive Compensation Plan	2,977,001	—	5,877,607

Employee Stock Purchase Plan(2)	—	—	1,613,871
Equity compensation plans not approved by security holders	—	—	—

Total for all plans	2,977,001	—	7,491,478

(1)
In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of our Board or any of our affiliates. The Equity Plan serves as the successor to the St. Mary Land & Exploration Company Stock Option Plan, the St. Mary Land & Exploration Company Incentive Stock Option Plan, the SM Energy Company Restricted Stock Plan, and the SM Energy Company Non-Employee Director Stock Compensation Plan (collectively referred to as the "Predecessor Plans"). All grants of equity are now made under the Equity Plan, and no further grants will be made under the Predecessor Plans. Each outstanding award under a Predecessor Plan immediately prior to the effective date of the Equity Plan continues to be governed solely by the terms and conditions of the instruments evidencing such grants or issuances. Our Board approved amendments to the Equity Plan in 2009, 2010, 2013, 2016 and 2018, and each amended plan was approved by our stockholders at the respective annual stockholders' meetings. The number of shares underlying the awards granted in 2018, 2017 and 2016 under the Equity Plan were 1,220,217, 2,078,878, and 918,509, respectively.
(2)
RSUs and PSUs do not have exercise prices associated with them, but rather a weighted-average per share fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per share fair value for the outstanding RSUs and PSUs was $21.49 and $20.68, respectively.
(3)
The number of awards vested assumes a one multiplier. The final number of shares of our common stock issued upon settlement may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plan, which ranges from zero to two.
(4)
Under the SM Energy Company Employee Stock Purchase Plan ("ESPP"), eligible employees may purchase shares of our common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the stock is 85 percent of the lower of the fair market value of the stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. Shares issued under the ESPP totaled 199,464, 186,665 and 218,135 in 2018, 2017 and 2016, respectively.

DIRECTOR COMPENSATION

General

              The annual service period for our directors is the period from one annual meeting of stockholders to the next. In May 2018, F. W. Cook conducted an analysis of compensation for members of the boards of directors of our peer companies versus the compensation for members of our Board. F. W. Cook's analysis generally revealed that our director compensation approximated the median of the peer group. The director compensation package for the 2018-2019 service period was approved by our Board on May 22, 2018. Director compensation is primarily paid in the form of stock grants. Mr. Ottoson, our President and Chief Executive Officer and only employee director, does not receive additional compensation for serving on the Board or any committee of the Board.

              The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:

  •
  Cash Retainer—A $90,000 retainer (in lieu of board and committee meeting attendance fees) payable at the individual director's option, either entirely in cash or shares of our common stock. Mr. Leiker and Mr. Sullivan each elected to have their 2018 retainers paid in shares of our common stock, which resulted in a grant on May 23, 2018, of 3,390 shares of our common stock to each under our Equity Plan. In the event any director attends in excess of 30 board and committee meetings in the aggregate during the annual service period, such director shall receive $1,500 per meeting for each meeting in excess of 30.

  •
  Equity Retainer—A grant of shares of our common stock with a value of $180,000. This grant, which equated to 6,780 shares of our common stock, was issued under the Equity Plan on May 23, 2018. Ms. Bailo received a pro rata grant of our common stock on October 23, 2018. These shares and any shares issued pursuant to the retainer became unrestricted on December 31, 2018. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.

              We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:

  •
  Audit Committee Chair—$20,000

  •
  Compensation Committee Chair—$15,000

  •
  NCG Committee Chair—$10,000

              We paid Mr. Sullivan a retainer equal to $115,000 for his service as non-executive Chairman of the Board during the 2018-2019 annual service period. The retainer was in the form of shares of our common stock on May 23, 2018, which resulted in a grant of 4,332 shares. The retainer was paid in addition to his non-employee director compensation.

              We maintain a matching charitable gift program to encourage financial support for charitable organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable contributions budget, which includes this matching program, is determined by management at the beginning of each year, and all budgeted funds are expended for charitable purposes. Mr. Quintana and Ms. Robeson participated in this program during 2018, and we matched a total of $10,400 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the program at any time.

              Our directors are eligible to participate in our Company-wide health, pharmacy, dental, and vision insurance programs at a premium cost that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.

              The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. Directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.

              The following table sets forth the annual and long-term compensation paid during 2018 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.

2018 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change In Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Carla J. Bailo	$—	$170,525	$—	$—	$—	$—	$170,525
Larry W. Bickle	$90,000	$180,009	$—	$—	$—	$—	$270,009
Stephen R. Brand	$105,000	$180,009	$—	$—	$—	$—	$285,009
Loren M. Leiker	$—	$270,014	$—	$—	$—	$—	$270,014
Ramiro G. Peru	$90,000	$180,009	$—	$—	$—	$—	$270,009
Julio M. Quintana	$100,000	$180,009	$—	$—	$—	$8,400	$288,409
Rose Robeson	$110,000	$180,009	$—	$—	$—	$2,000	$292,009
William D. Sullivan	$—	$385,028	$—	$—	$—	$—	$385,028

(1)
We issued to Mr. Bickle, Mr. Brand, Mr. Leiker, Mr. Peru, Mr. Quintana, Ms. Robeson and Mr. Sullivan their respective equity retainer of 6,780 shares of our common stock on May 23, 2018, after such director's election to the Board on May 22, 2018. We issued to Mr. Sullivan an additional 4,332 shares of our common stock on May 23, 2018, for serving as the non-executive Chairman of the Board. Mr. Leiker and Mr. Sullivan elected to receive an additional 3,390 shares of our common stock on May 23, 2018, in lieu of their respective $90,000 annual cash retainers. These stock awards are for the annual service period from May 22, 2018, through May 29, 2019. We issued to Ms. Bailo a pro rata portion of shares, totaling 3,446 shares for her appointment to the Board as of October 6, 2018 and 1,723 shares for her equity retainer. The shares became unrestricted on December 31, 2018. The value of the stock awards represents the grant date fair value.

(2)
The grant date fair value of each share of our common stock or RSU issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal year 2018.

Grant Date	Shares	Value	Grantee
5/23/2018	6,780	$180,009	Bickle, Brand, Peru, Quintana, Robeson
5/23/2018	10,170	$270,014	Leiker
5/23/2018	14,502	$385,028	Sullivan
10/5/2018	5,169	$170,525	Bailo
5/24/2017	8,794	$180,013	Bickle, Peru, Quintana, Robeson
5/24/2017	13,191	$270,020	Brand, Leiker
5/24/2017	18,809	$385,020	Sullivan
(3)
As of December 31, 2018, the restrictions on the shares granted to our non-employee directors during 2018 expired.
(4)
For the year ended December 31, 2018, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2018, the non-employee directors do not hold any outstanding stock options.
(5)
The amounts in this column represent matching charitable contributions made on the behalf of Mr. Quintana and Ms. Robeson for the year 2018 under our matching charitable gift program.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

              Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, or require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. As discussed in detail above, following our stockholders' 2018 advisory vote on executive compensation, the Board and our management team initiated an expanded stockholder engagement effort to solicit input, answer questions and ensure that the Board has the information required to understand and address stockholder concerns pertaining a variety of matters, including executive compensation.

              As described in the "Executive Compensation—Compensation Discussion and Analysis" section above, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of compensation paid to our named executive officers is allocated to performance-based short-term and long-term incentive programs designed to make executive pay dependent on our performance (and thereby "at-risk"). In addition, as an executive officer's responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed "at-risk" increases in relation to base salary. Furthermore, our named executive officers' targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group. As discussed in greater detail above, our 2018 decisions on executive compensation resulted in the application of negative discretion to the CEO's STIP payout for 2018 performance, and a below-target LTIP award grant. Additionally, the 2015-2018 PSU award paid out at 0% of target, reflecting the rigorous nature of our long-term incentive plan and demonstrating that our NEO's realized pay is significantly aligned with our stockholders' experience and our performance

              As discussed in more detail under "Executive Compensation—Compensation Discussion and Analysis" hereof, our STIP measures performance using metrics that we believe are the key drivers of long-term stockholder value creation. Our LTIP currently compensates performance based upon absolute "total stockholder return," as well as total stockholder return compared to our peers. As discussed in greater detail above, beginning in 2018, absolute total stockholder return was replaced with a cash flow growth per debt adjusted share metric, measured against our peers. Our Compensation Committee believes that the addition of a cash flow growth per debt adjusted share metric incentivizes our continuing efforts to generate high returns on capital invested and appropriately aligns our executive compensation results with stockholder returns. As you consider this Proposal 2, we urge you to read the "Compensation Discussion and Analysis" section hereof, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders.

              In light of these circumstances, we are asking stockholders to vote "FOR" the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company's 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the "Compensation Discussion and Analysis" section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement."

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 2.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

              Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2019. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2019.

              The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

              A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

     Recommendation of the Board:              The Board recommends voting "FOR" Proposal 3.

COMPENSATION COMMITTEE INTERLOCKS

              None of the directors who served on the Compensation Committee during fiscal year 2018 has ever served as one of our officers or employees. During fiscal year 2018, there were no Compensation Committee interlocks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons

              Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee's review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a "related person" means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5% of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.

              In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director's independence in the event the related person is a director, and the extent of the related person's interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.

              In addition, our By-Laws provide that a director, officer, or employee of our Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1% of the publicly traded stock of another company.

Transactions with Related Persons

              We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when the Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm's length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. With the exception of the transaction described in the following paragraph, which was approved by our Audit Committee, we had no transactions that required approval under our Related Person Transactions Policy.

              Dean Lutey, the spouse of Ms. Lutey, our Senior Vice President and Regional Manager, joined the Company in 2008 and has been the Vice President—Information Technology of the Company since May 2013. During the fiscal year ended December 31, 2018, he earned total compensation of $674,022, which included his base salary, annual bonus, LTIP awards, benefits under our qualified and non-qualified benefit plans, and matching contributions by the Company under its 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plan. Mr. Lutey also participated in the Company's benefit programs for its employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

              The following table shows beneficial ownership of shares of our common stock as known to us as of March 1, 2019, by all beneficial owners of more than 5% of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

Name of Beneficial Owner	Shares beneficially owned	Percent beneficially owned(1)
Name and Address of Stockholders Owning More Than 5%
Vanguard Group, Inc.(2)	11,137,201	9.9%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock Inc.(3)	9,335,812	8.3%
55 East 52nd Street
New York, NY 10055
Millennium Management LLC(4)	8,802,234	7.8%
666 Fifth Avenue
New York, NY 10103
Capital Research Global Investors(5)	8,723,804	7.8%
333 South Hope Street
Los Angeles, CA 90071
Dimensional Fund Advisors LP(6)	8,716,900	7.8%
Building One, 6300 Bee Cave Road
Austin, TX 78746
Key Group Holdings (Cayman) Ltd.(7)	5,905,201	5.3%
3C Caves Point, West Bay Street
Nassau, Bahamas
State Street Corporation(8)	5,756,301	5.1%
One Lincoln Street
Boston, MA 02111
QStar LLC(9)	5,971,610	5.3%
1100 Louisiana Street, Suite 4900
Houston, TX 77002
Name and Position of Directors, Director Nominees and Named Executive Officers
Carla J. Bailo, Director	5,169
Larry W. Bickle, Director	168,694	*
Stephen R. Brand, Director	43,915	*
Loren M. Leiker, Director	67,888	*
Ramiro G. Peru, Director	33,779	*
Julio M. Quintana, Director	55,209	*
Rose M. Robeson, Director	32,955	*
William D. Sullivan, Director	108,790	*
Javan D. Ottoson, President, Chief Executive Officer and Director	177,126	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	100,497	*
Herbert S. Vogel, Executive Vice President—Operations	57,031	*
David W. Copeland, Executive Vice President and General Counsel	96,454	*
Mary Ellen Lutey, Senior Vice President and Regional Manager	46,817	*

Name of Beneficial Owner	Shares beneficially owned	Percent beneficially owned(1)
All executive officers and directors as a group (17 persons, including those named above)	1,157,364	1.0%

*
Less than 1%.

(1)
Based on an aggregate of 112,243,311 shares of outstanding common stock as of March 1, 2019.
(2)
According to a Statement on Schedule 13G/A filed by Vanguard Group, Inc. ("Vanguard") on February 11, 2019, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 11,137,201 shares, with shared voting power as to 15,960 shares, shared dispositive power as to 56,857 shares, and sole voting power as to 53,507 shares and sole dispositive power as to 11,080,344 shares.
(3)
According to a Statement on Schedule 13G/A filed by BlackRock Inc. ("BlackRock") on February 6, 2019, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 9,335,812 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,873,624 shares and sole dispositive power as to 9,335,812 shares.
(4)
According to a Statement on Schedule 13G/A filed by Millennium Management LLC ("Millennium") and Israel Englander together with certain other affiliates on January 9, 2019, by reason of advisory and other relationships with persons who own shares of our common stock, Millennium and Mr. Englander may be deemed to be the beneficial owner of a total of 8,802,234 shares, with shared voting power as to 8,802,234 shares, shared dispositive power as to 8,802,234 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.
(5)
According to a Statement on Schedule 13G/A filed by Capital Research Global Investors ("Capital") on February 14, 2019, by reason of advisory and other relationships with persons who own shares of our common stock, Capital may be deemed to be the beneficial owner of a total of 8,723,804 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,723,804 shares and sole dispositive power as to 8,723,804 shares.
(6)
According to a Statement on Schedule 13G/A filed by Dimensional Fund Advisors LP ("Dimensional") on February 8, 2019, by reason of advisory and other relationships with persons who own shares of our common stock, Dimensional may be deemed to be the beneficial owner of a total of 8,716,900 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,581,241 shares and sole dispositive power as to 8,716,900 shares.
(7)
According to a Statement on Schedule 13G filed by Key Group Holdings (Cayman) Ltd. together with certain of its affiliates ("Key") on February 13, 2019, Key may be deemed to be the beneficial owner of a total of 5,905,201 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 5,905,201 shares and sole dispositive power as to 5,905,201 shares.
(8)
According to a Statement on Schedule 13G filed by State Street Corporation together with certain of its affiliates ("State") on February 13, 2019, State may be deemed to be the beneficial owner of a total of 5,756,301 shares, with shared voting power as to 5,356,211 shares, shared dispositive power as to 5,756,301 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.
(9)
According to a Statement on Schedule 13G/A filed by QStar LLC ("QStar") together with certain of its affiliates on January 30, 2019, QStar may be deemed to be the beneficial owner of a total of 5,971,610 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 5,971,610 shares and sole dispositive power as to 5,971,610 shares.

Restricted Stock Units and Performance Share Units

              Restricted stock units ("RSUs") represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.

              Performance share units ("PSUs") represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive cash payments equal to any cash dividends or other distributions paid in cash on our common stock.

              The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 1, 2019.

	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Carla J. Bailo	—	—	—
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
Loren M. Leiker	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Javan D. Ottoson	104,841	457,102	—
A. Wade Pursell	44,081	198,285	—
Herbert S. Vogel	47,105	212,471	—
David W. Copeland	16,888	74,001	—
Mary Ellen Lutey	11,412	50,532	—
All Executive Officers and Directors as a group (17 persons, including those named above)	270,363	1,114,435	2,684

(1)
PSUs granted on July 1, 2016, July 1, 2017 and July 1, 2018, will not vest until July 1, 2019, July 1, 2020 and July 1, 2021, respectively. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Under United States securities laws, directors, executive officers, and persons beneficially holding more than 10% of our common stock must report their initial ownership of our common stock and any subsequent changes in that ownership in reports that must be filed with the SEC and provided to us. The SEC has designated specific deadlines for these reports, and we must identify in this Proxy Statement those persons who did not file these reports when due.

              Based solely on a review of reports furnished to us, and written representations from our officers and directors, all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2018 under Section 16(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the exception of one Form 3 reporting the initial statement of beneficial ownership of securities of Patrick Lytle, the Company's Controller and Principal Accounting Officer, which was inadvertently filed late.

REPORT OF THE AUDIT COMMITTEE

              The Audit Committee is appointed by the Board of Directors of SM Energy Company to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company's financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company's independent registered public accounting firm, (c) the performance of SM Energy Company's internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

              Management is responsible for SM Energy Company's financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2018, was responsible for performing an independent audit of SM Energy Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

              In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2018. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

              Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company's Annual Report on Form 10-K for the year ended December 31, 2018.

              Respectfully submitted by the Audit Committee of the Board of Directors,

    Rose M. Robeson, Chair
    Carla J. Bailo
    Larry W. Bickle
    Loren M. Leiker
    Ramiro G. Peru

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              To the knowledge of management, neither EY nor any of its members had any direct or material indirect financial interest in our Company or any connection with our Company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2018, and 2017.

              We incurred the following fees for the audit of the consolidated financial statements and for other services related to the last two fiscal years. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2018	2017
Audit Fees(1)	$1,312,328	$1,094,895
Audit Related Fees	—	—
Tax Fees(2)	15,000	15,000
All Other Fees	—	—

Total Fees	$1,327,328	$1,109,895

(1)
Includes fees associated with (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of internal control over financial reporting, (iii) reviews of registration statements and related consents and comfort letters, and (iv) services rendered in connection with other statutory and regulatory filings.
(2)
Includes basic tax compliance services and assistance with technical research.

              The Audit Committee concluded that the provision of the non-audit services, such as tax services, was compatible with maintaining EY's independence.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

              The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee's policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services).

              In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our company and reported to the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

              Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2020 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 17, 2019.

              In addition to the requirements of Rule 14a-8, and as more specifically provided for in our By-Laws, in order for a nomination of persons for election to the Board or a proposal of business to be properly brought before the 2020 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to the Board or a proposal of business for the 2020 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2019 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2019 Annual Meeting. In other words, for a stockholder nomination for election to the Board or a proposal of business to be considered at the 2020 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 30, 2020, and no later than February 29, 2020. If the date of our 2020 Annual Meeting of Stockholders changes by more than 30 days before or after May 29, 2020, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2020 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2020 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see "Corporate Governance—Director Nomination Process."

              Under Rule 14a-4(c) of the Exchange Act, the Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2020 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 1, 2020, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 1, 2020, and the matter nonetheless is permitted to be presented at the 2020 Annual Meeting of Stockholders, the

Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2018 ANNUAL REPORT

              We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, with the SEC. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

VOTING AND OTHER MATTERS

Who Can Vote

              Only stockholders of record at the close of business on the record date, April 8, 2019, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 8, 2019, there were 112,244,545 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.

Differences Between Stockholders of Record and Street Name Holders

              Most stockholders hold their shares through a bank, broker or other nominee (that is, in "street name") rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote in person at the Annual Meeting.

  •
  Street Name Stockholder.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares.

How to Vote

              Stockholder of Record.    Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:

  •
  FOR the election of the nine nominees named in this Proxy Statement under the caption "Proposal 1—Election of Directors";

  •
  FOR the advisory approval of the compensation of our named executive officers;

  •
  FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2019; and

  •
  in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.

              Street Name Stockholder.    If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

              If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Revoking a Proxy

              If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:

  •
  submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;

  •
  voting in person at the Annual Meeting; however, attending the Annual Meeting without completing a ballot will not revoke any previously submitted proxy; or

  •
  filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.

              If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee's procedures.

Quorum

              A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting in person or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Voting Requirements; Vote Treatment

              If you hold your shares in "street name," you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each routine matter for which it has discretionary authority under the rules of the NYSE.

              There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a "broker non-vote" results. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be entitled to vote with respect to non-discretionary matters.

              Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.

              If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors) and Proposal 2 (Advisory Vote on Executive Compensation), and your shares will be considered "broker non-votes" with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2019) in the discretion of the record holder.

  •
  Proposal 1 (Election of Directors): Our Amended and Restated By-Laws (our "By-Laws") provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on the election of directors and will have the same effect as a vote "Against" a director. Broker non-votes will have no effect on the outcome of the vote for directors. Brokers will have discretionary authority to vote on this proposal.

  •
  Proposal 2 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or the Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.

  •
  Proposal 3 (Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2019): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares "entitled to vote" on this proposal and will have the same effect as a vote "Against" the proposal.

Payment of Proxy Solicitation Costs

              We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $9,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Available Information

              We make our Corporate Governance Guidelines; Financial Code; Code of Conduct; and the Charters of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees available through the Governance section of our website (www.sm-energy.com). These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

Stockholders Sharing the Same Address

              We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2018 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.

              If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2018 Annual Report or Proxy Statement, please submit a request to our Corporate Secretary, David W. Copeland, at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 861-8140, and we will promptly send such to you. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.

              Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the ratification of the appointment by the Audit Committee of Ernst &

Young LLP as our independent registered public accounting firm for 2019 and the advisory vote to approve the compensation of our named executive officers. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

              Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com or our External Affairs Department at externalaffairs@sm-energy.com.

              Whether or not you intend to be present at the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

David W. Copeland Executive Vice President, General Counsel and Corporate Secretary

April 15, 2019

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., MDT on May 29, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/SM delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. The Board of Directors has nominated the below nine persons to stand for election as directors until the next annual meeting of stockholders. As of the date of the accompanying Proxy Statement, no one has been nominated to serve as director other than the nominees listed below. For Against Abstain For Against Abstain For Against Abstain 01 - Carla J. Bailo 02 - Larry W. Bickle 03 - Stephen R. Brand 04 - Loren M. Leiker 05 - Javan D. Ottoson 06 - Ramiro G. Peru 07 - Julio M. Quintana 08 - Rose M. Robeson 09 - William D. Sullivan For Against Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement. 3. To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 9 2 A M 4 1 6 7 8 4 031J1B MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. Annual Meeting Proxy Card1234 5678 9012 345

2019 Annual Meeting Admission Ticket 2019 Annual Meeting of SM Energy Company Stockholders May 29, 2019, at 3:30 p.m. Local Time J. D. Hershner Room of Wells Fargo Bank 1700 Lincoln Street Denver, Colorado Upon arrival, please present this admission ticket and photo identification at the registration desk. Attending and Voting in Person at the Annual Meeting: You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card or passport along with the admission ticket portion of this proxy card. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Corporate Secretary at (303) 861-8140. Electronic Delivery of Future Proxy Materials If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the front of this card to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 29, 2019. The Proxy Statement and our 2018 Annual Report on Form 10-K are available at: http://www.viewproxy.com/sm-energy/2019/. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1775 Sherman Street, Suite 1200 Denver, Colorado 80203 This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 29, 2019. The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and Andrew T. Fiske, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 29, 2019, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2 and 3. This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management. Change of Address — Please print new address below. + C Non-Voting Items Proxy — SM Energy Company Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SM